Exhibit 2.1

                          ASSET PURCHASE AGREEMENT

                                   BETWEEN

                      THE MAY DEPARTMENT STORES COMPANY

                                     AND

                           STRAWBRIDGE & CLOTHIER



                          DATED AS OF APRIL 4, 1996


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
                              TABLE OF CONTENTS

                                  ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   2

        Section 1.1   "Accounts Receivable" . . . . . . . . . .   2
        Section 1.2   "Affiliates"  . . . . . . . . . . . . . .   2
        Section 1.3   "Aged Department Store Inventory" . . . .   2
        Section 1.4   "Alternative Transaction" . . . . . . . .   3
        Section 1.5   "Assumed Department Store Liabilities"  .   3
        Section 1.6   "Assumed Long-Term Liabilities Amount"  .   4
        Section 1.7   "Bill of Sale"  . . . . . . . . . . . . .   4
        Section 1.8   "Business Day"  . . . . . . . . . . . . .   4
        Section 1.9   "Buyer Filings" . . . . . . . . . . . . .   4
        Section 1.10  "Buyer Financial Statements". . . . . . .   4
        Section 1.11  "Buyer Registration Statement"  . . . . .   5
        Section 1.12  "Closing Balance Sheet Accounts
                         Receivable Amount" . . . . . . . . . .   5
        Section 1.13  "Closing Balance Sheet Cash Amount" . . .   5
        Section 1.14  "Closing Balance Sheet Inventory Amount".   5
        Section 1.15  "Closing Balance Sheet Net Working
                         Capital Amount"  . . . . . . . . . . .   5
        Section 1.16  "Closing Balance Sheet Payables Amount" .   6
        Section 1.17  "Closing Cash Transfer" . . . . . . . . .   6
        Section 1.18  "Closing Settlement Schedule" . . . . . .   6
        Section 1.19  "Code". . . . . . . . . . . . . . . . . .   6
        Section 1.20  "Cost Complement" . . . . . . . . . . . .   6
        Section 1.21  "Department Store Assets" . . . . . . . .   6
        Section 1.22  "Department Store Cash" . . . . . . . . .   7
        Section 1.23  "Department Store Contracts". . . . . . .   7
        Section 1.24  "Department Store Distribution Centers" .   8
        Section 1.25  "Department Store Division" . . . . . . .   8
        Section 1.26  "Department Store Division Balance Sheet"   8
        Section 1.27  "Department Store Equipment, Machinery
                         and Fixtures"  . . . . . . . . . . . .   8
        Section 1.28  "Department Store Files and Records". . .   8
        Section 1.29  "Department Store Intellectual Property".   8
        Section 1.30  "Department Store Inventory". . . . . . .   9
        Section 1.31  "Department Store Land" . . . . . . . . .   9
        Section 1.32  "Department Store Leases" . . . . . . . .   9
        Section 1.33  "Department Store Leased Real Property" .   9
        Section 1.34  "Department Store Merchandise on Order" .  10
        Section 1.35  "Department Store Premises" . . . . . . .  10
        Section 1.36  "Department Store Purchase Orders". . . .  10
        Section 1.37  "Department Store Real Property". . . . .  10
        Section 1.38  "Department Stores" . . . . . . . . . . .  10
        Section 1.39  "Department Store Space Leases" . . . . .  10
        Section 1.40  "Department Store Subsidiaries" . . . . .  10
        Section 1.41  "Disposition Proceeds". . . . . . . . . .  10
        Section 1.42  "Effective Time". . . . . . . . . . . . .  11
        Section 1.43  "Employee Benefit Plan" . . . . . . . . .  11
        Section 1.44  "Employee Pension Benefit Plan" . . . . .  11
        Section 1.45  "Employee Welfare Benefit Plan" . . . . .  11
        Section 1.46  "ERISA" . . . . . . . . . . . . . . . . .  11
        Section 1.47  "Escrow Agent". . . . . . . . . . . . . .  11

                                     (1)

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        Section 1.48  "Escrow Agreement". . . . . . . . . . . .  11
        Section 1.49  "Escrowed Stock Consideration". . . . . .  11
        Section 1.50  "Excluded Assets" . . . . . . . . . . . .  11
        Section 1.51  "Excluded Liabilities". . . . . . . . . .  12
        Section 1.52  "Face Amount" . . . . . . . . . . . . . .  14
        Section 1.53  "First Closing" . . . . . . . . . . . . .  15
        Section 1.54  "First Closing Date". . . . . . . . . . .  15
        Section 1.55  "First Closing Estimated Stock Delivery".  15
        Section 1.56  "First Closing Stock Consideration" . . .  15
        Section 1.57  "GAAP". . . . . . . . . . . . . . . . . .  15
        Section 1.58  "Government"  . . . . . . . . . . . . . .  15
        Section 1.59  "HSR Act" . . . . . . . . . . . . . . . .  15
        Section 1.60  "Improvements". . . . . . . . . . . . . .  16
        Section 1.61  "Inventory Date". . . . . . . . . . . . .  16
        Section 1.62  "Licenses and Permits". . . . . . . . . .  16
        Section 1.63  "Lien"  . . . . . . . . . . . . . . . . .  16
        Section 1.64  "Material Adverse Effect" . . . . . . . .  16
        Section 1.65  "May Common Stock". . . . . . . . . . . .  16
        Section 1.66  "Multiemployer Plan". . . . . . . . . . .  17
        Section 1.67  "NYSE". . . . . . . . . . . . . . . . . .  17
        Section 1.68  "Other Department Store Contracts". . . .  17
        Section 1.69  "P&L Accounts". . . . . . . . . . . . . .  17
        Section 1.70  "PBGC". . . . . . . . . . . . . . . . . .  17
        Section 1.71  "Permitted Encumbrances"  . . . . . . . .  17
        Section 1.72  "Person". . . . . . . . . . . . . . . . .  17
        Section 1.73  "Preliminary Closing Date Balance Sheet".  18
        Section 1.74  "Pro Forma Department Store Division
                         Financial Statements"  . . . . . . . .  18
        Section 1.75  "Proxy Statement/Prospectus". . . . . . .  18
        Section 1.76  "Reorganization". . . . . . . . . . . . .  18
        Section 1.77  "SEC" . . . . . . . . . . . . . . . . . .  18
        Section 1.78  "Second Closing". . . . . . . . . . . . .  18
        Section 1.79  "Second Closing Cash Amount". . . . . . .  18
        Section 1.80  "Second Closing Date" . . . . . . . . . .  18
        Section 1.81  "Second Closing May Stock Price". . . . .  19
        Section 1.82  "Second Closing Stock Consideration". . .  19
        Section 1.83  "Securities Act". . . . . . . . . . . . .  19
        Section 1.84  "Securities Exchange Act" . . . . . . . .  19
        Section 1.85  "Seller Common Stock" . . . . . . . . . .  19
        Section 1.86  "Seller Filings". . . . . . . . . . . . .  19
        Section 1.87  "Seller Financial Statements" . . . . . .  19
        Section 1.88  "Seller Series A Common Stock". . . . . .  19
        Section 1.89  "Seller Series B Common Stock". . . . . .  20
        Section 1.90  "Sellers" . . . . . . . . . . . . . . . .  20
        Section 1.91  "Significant Subsidiary". . . . . . . . .  20
        Section 1.92  "Stock Consideration" . . . . . . . . . .  20
        Section 1.93  "Subsidiaries". . . . . . . . . . . . . .  20
        Section 1.94  "Taxes" . . . . . . . . . . . . . . . . .  20
        Section 1.95  "Tax Returns" . . . . . . . . . . . . . .  20
        Section 1.96  "Ticketed Retail Price" . . . . . . . . .  20
        Section 1.97  "Trading Day" . . . . . . . . . . . . . .  21
        Section 1.98  "Transferring Employees". . . . . . . . .  21
        Section 1.99  "WARN". . . . . . . . . . . . . . . . . .  21

                                     (2)

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                                 ARTICLE II

PURCHASE AND SALE; THE FIRST CLOSING  . . . . . . . . . . . . .  21

        Section 2.1   Purchase and Sale of the Department
                         Store Assets . . . . . . . . . . . . .  21
        Section 2.2   Consideration for the Department
                         Store Assets . . . . . . . . . . . . .  22
        Section 2.3   Time and Place of First Closing . . . . .  22
        Section 2.4   Deliveries by the Seller  . . . . . . . .  22
        Section 2.5   Deliveries by the Buyer . . . . . . . . .  24
        Section 2.6   Escrow Deliveries . . . . . . . . . . . .  24
        Section 2.7   Escrow  . . . . . . . . . . . . . . . . .  24
        Section 2.8   Purchase Price Adjustment . . . . . . . .  24

                                 ARTICLE III

THE SECOND CLOSING. . . . . . . . . . . . . . . . . . . . . . .  29

        Section 3.1   Purchase and Sale of the Second Closing
                         Cash Amount  . . . . . . . . . . . . .  29
        Section 3.2   Consideration for the Second Closing
                         Cash Amount  . . . . . . . . . . . . .  29
        Section 3.3   Time and Place of Second Closing  . . . .  29
        Section 3.4   Deliveries by the Seller  . . . . . . . .  29
        Section 3.5   Deliveries by the Buyer . . . . . . . . .  30

                                 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER. . . . . . . . . .  30

        Section 4.1   Corporate Organization  . . . . . . . . .  30
        Section 4.2   Due Authorization . . . . . . . . . . . .  30
        Section 4.3   Department Store Subsidiaries Stock . . .  31
        Section 4.4   Consents and Approvals; No Violation .  .  31
        Section 4.5   Financial Statements; SEC Filings . . . .  32
        Section 4.6   Absence of Changes  . . . . . . . . . . .  33
        Section 4.7   Absence of Undisclosed Liabilities  . . .  33
        Section 4.8   Litigation  . . . . . . . . . . . . . . .  34
        Section 4.9   Taxes . . . . . . . . . . . . . . . . . .  34
        Section 4.10  Title and Related Matters . . . . . . . .  35
        Section 4.11  Department Store Leases . . . . . . . . .  36
        Section 4.12  Other Department Store Contracts. . . . .  36
        Section 4.13  Department Store Inventory. . . . . . . .  37
        Section 4.14  Department Store Intellectual Property. .  37
        Section 4.15  Employee Benefit Plans. . . . . . . . . .  37
        Section 4.16  Employment and Severance Agreements . . .  40
        Section 4.17  Accounts Receivable . . . . . . . . . . .  40
        Section 4.18  Assets Necessary to the Business. . . . .  40
        Section 4.19  Proxy Statement/Prospectus; Registration
                         Statement  . . . . . . . . . . . . . .  40
        Section 4.20  Brokers and Finders . . . . . . . . . . .  41
        Section 4.21  Pennsylvania Business Corporation Law . .  41
        Section 4.22  Voting Requirement. . . . . . . . . . . .  41
        Section 4.23  Labor Matters . . . . . . . . . . . . . .  41
        Section 4.24  Insurance . . . . . . . . . . . . . . . .  42
        Section 4.25  Environmental . . . . . . . . . . . . . .  42

                                     (3)

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                                  ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . .  43

        Section 5.1   Corporate Organization  . . . . . . . . .  43
        Section 5.2   Capitalization  . . . . . . . . . . . . .  43
        Section 5.3   Subsidiaries Stock; Significant
                         Subsidiaries   . . . . . . . . . . . .  44
        Section 5.4   Due Authorization . . . . . . . . . . . .  44
        Section 5.5   Consents and Approvals; No Violation  . .  45
        Section 5.6   Financial Statements; SEC Filings . . . .  45
        Section 5.7   Absence of Changes  . . . . . . . . . . .  46
        Section 5.8   Absence of Undisclosed Liabilities  . . .  47
        Section 5.9   Litigation  . . . . . . . . . . . . . . .  47
        Section 5.10  Taxes . . . . . . . . . . . . . . . . . .  47
        Section 5.11  Employee Benefit Plans. . . . . . . . . .  48
        Section 5.12  Proxy Statement/Prospectus; Registration
                         Statement  . . . . . . . . . . . . . .  50
        Section 5.13  Brokers and Finders . . . . . . . . . . .  50
        Section 5.14  Ownership of Seller Common Stock. . . . .  50

                                 ARTICLE VI

COVENANTS OF THE PARTIES. . . . . . . . . . . . . . . . . . . .  51

        Section 6.1   Conduct of Business of the Department
                         Store Division . . . . . . . . . . . .  51
        Section 6.2   Disposition of the Excluded Assets. . . .  56
        Section 6.3   Access and Investigation. . . . . . . . .  56
        Section 6.4   Proxy Statement/Prospectus; Buyer
                         Registration Statement . . . . . . . .  57
        Section 6.5   Shareholder Meeting . . . . . . . . . . .  59
        Section 6.6   Acquisition Proposals . . . . . . . . . .  59
        Section 6.7   Consents. . . . . . . . . . . . . . . . .  59
        Section 6.8   Filings . . . . . . . . . . . . . . . . .  60
        Section 6.9   Best Efforts; Further Assurances. . . . .  60
        Section 6.10  Publicity . . . . . . . . . . . . . . . .  60
        Section 6.11  Collective Bargaining Agreements. . . . .  61
        Section 6.12  NYSE Listing. . . . . . . . . . . . . . .  61
        Section 6.13  Dissolution; Dissolution Escrow and Trust  61
        Section 6.14  Sales and Transfer Taxes. . . . . . . . .  62
        Section 6.15  Use of Name . . . . . . . . . . . . . . .  63
        Section 6.16  Temporary Use of Corporate Offices. . . .  63
        Section 6.17  Temporary Continuation of R.D.I. Contract  64
        Section 6.18  Island Avenue Condemnation. . . . . . . .  64
        Section 6.19  Department Store Space Leases . . . . . .  64

                                 ARTICLE VII

EMPLOYEES AND EMPLOYEE PLANS. . . . . . . . . . . . . . . . . .  65

        Section 7.1   Offer of Employment . . . . . . . . . . .  65
        Section 7.2   Collective Bargaining Agreements. . . . .  66
        Section 7.3   Severance Plans . . . . . . . . . . . . .  66
        Section 7.4   Employee Benefit Plans. . . . . . . . . .  66
        Section 7.5   Retirement Savings Plan and Pension
                         Benefit Plan . . . . . . . . . . . . .  68
        Section 7.6   Supplemental Executive Retirement Plan. .  70

                                     (4)

        Section 7.7   Retiree Health Plan . . . . . . . . . . .  71
        Section 7.8   Consulting Contracts. . . . . . . . . . .  71

                                ARTICLE VIII

CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  72

        Section 8.1   Conditions to the Obligations of Each
                         Party to Effect the Acquisition. . . .  72
        Section 8.2   Additional Conditions to the Obligations
                         of the Seller. . . . . . . . . . . . .  73
        Section 8.3   Additional Conditions to the Obligations
                         of the Buyer . . . . . . . . . . . . .  73

                                 ARTICLE IX

TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . . .  75

        Section 9.1   Termination . . . . . . . . . . . . . . .  75
        Section 9.2   Procedure and Effect of Termination . . .  76

                                  ARTICLE X

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  76

        Section 10.1   Survival of Representations and
                          Warranties  . . . . . . . . . . . . .  76
        Section 10.2   Costs and Expenses . . . . . . . . . . .  76
        Section 10.3   Notices. . . . . . . . . . . . . . . . .  76
        Section 10.4   Amendment. . . . . . . . . . . . . . . .  77
        Section 10.5   Entire Agreement . . . . . . . . . . . .  78
        Section 10.6   Counterparts . . . . . . . . . . . . . .  78
        Section 10.7   Applicable Law . . . . . . . . . . . . .  78
        Section 10.8   Descriptive Headings . . . . . . . . . .  78
        Section 10.9   Assignment . . . . . . . . . . . . . . .  78
        Section 10.10  Validity . . . . . . . . . . . . . . . .  78
        Section 10.11  Specific Performance . . . . . . . . . .  78
        Section 10.12  No Third Party Beneficiary . . . . . . .  79

                                     (5)

          ASSET PURCHASE AGREEMENT, dated as of April 4, 1996 (the "Agreement"), between The May Department Stores Company, a New York corporation (the "Buyer"), and Strawbridge & Clothier, a Pennsylvania corporation (the "Seller").

                            W I T N E S S E T H:
                            - - - - - - - - - -

          WHEREAS, the Seller is engaged in the business of operating department stores and discount stores;

          WHEREAS, the Buyer desires to purchase from the Seller the Department Store Assets and is willing to acquire the Disposition Proceeds;

          WHEREAS, prior to the First Closing of the transactions contemplated herein and during the twelve month period following the First Closing Date, the Seller intends to sell or otherwise dispose of the Excluded Assets through one or more asset sale transactions (the "Disposition");

          WHEREAS, the Seller is willing to transfer to the Buyer the Department Store Assets and some or all of the Disposition Proceeds in exchange for the assumption by the Buyer of the Assumed Department Store Liabilities and the issuance and delivery by the Buyer of the Stock Consideration;

          WHEREAS, pursuant to this Agreement, the Buyer and the Seller propose to effect a tax-free reorganization under Section 368(a)(1)(C) of the Code, whereby (i) at the First Closing, the Seller will transfer to the Buyer the Department Store Assets and a portion of the proceeds from the Disposition, and in consideration therefor, the Buyer will assume the Assumed Department Store Liabilities and issue and deliver to the Seller a portion of the Stock Consideration, (ii) within 12 months following the First Closing Date the Seller will transfer the remainder of the proceeds from the Disposition to the Buyer in exchange for the balance of the Stock Consideration, and (iii) not later than the first anniversary of the First Closing Date, the Seller will dissolve, and pursuant to the dissolution and as a part of the Reorganization, will distribute to the holders of Seller Common Stock the shares received as the Stock Consideration and any other remaining assets of the Seller that have not been transferred to the Buyer pursuant to this Agreement, subject to an escrow and other arrangements that adequately provide for the payment of all liabilities of the Seller as provided in
Section 6.13 of this Agreement;

          WHEREAS, this Agreement is intended to constitute the plan of reorganization pursuant to which the Reorganization under Section 368(a)(1)(C) is effected; and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the Seller and the Buyer have entered into an asset option agreement in the form attached hereto as Exhibit A (the "Option Agreement");

          NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          As used in this Agreement, each of the following terms shall have the following meaning:

          Section 1.1 "ACCOUNTS RECEIVABLE" shall mean all of the proprietary credit card accounts of the Sellers (as defined in Section 1.90) with retail customers for retail purchases on credit, including without limitation, all such accounts that are P&L Accounts or may have been assigned, transferred or conveyed, in whole or in part, by the Sellers for financing purposes.

          Section 1.2 "AFFILIATES" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

          Section 1.3 "AGED DEPARTMENT STORE INVENTORY" shall mean all Department Store Inventory last received by the Seller more than six (6) months prior to the Inventory Date, except that, as to Department Store Inventory in the departments listed on Schedule 1.3 (the "Extended Age Departments"), it shall mean last received more than 12 months but less than 24 months prior to the Inventory Date.

          Section 1.4 "ALTERNATIVE TRANSACTION" shall mean any proposal or offer, other than a proposal or offer by the Buyer or any of its Affiliates, for a tender or exchange offer, a merger, consolidation or other business combination transaction which would involve or otherwise affect the Department Store Assets or any proposal or offer to acquire in any manner all or any portion of the Department Store Assets.

          Section 1.5  "ASSUMED DEPARTMENT STORE LIABILITIES" shall mean:

               (a) the outstanding principal balance, as of the Effective Time, under the Seller's 9.2% Series A Senior Notes due 2004;

               (b) the outstanding principal balance, as of the Effective Time, under the Seller's 9.0% Series B Senior Notes due 1999;

               (c) the outstanding principal balance, as of the Effective Time, under the Seller's 7.04% Allstate Senior Notes due 1997;

               (d) the outstanding principal balance, as of the Effective Time, under the Seller's 10.00% Michael Reich Mortgage Note due 2007 ;

               (e) the outstanding principal balance, as of the Effective Time, under the Seller's 8.75% S&C Echelon Equitable Mortgage Note due 1997;

               (f) the outstanding principal balance, as of the Effective Time, under the Seller's 6 5/8% Notes due 2003;

               (g) the accounts receivable facility payment necessary to cause all Accounts Receivable in which PNC has any interest to be transferred to the Buyers free of Lien at the First Closing;

               (h) the liabilities, obligations and duties of the Sellers accruing and arising after the Effective Time under the Department Store Contracts; and

               (i) other liabilities, obligations and duties of the Sellers (including those being assumed by the Buyer pursuant to Article VII) to the extent included in the Closing Balance Sheet Net Working Capital Amount.

          Section 1.6 "ASSUMED LONG-TERM LIABILITIES AMOUNT" shall mean the sum of (a) the aggregate outstanding principal amount as of the Effective Time, of the obligations described in paragraphs (a) through (e) of Section 1.5, increased by the prepayment penalties, make whole/yield maintenance premiums and other prepayment charges, if any, computed as of the Effective Time, that would be required to be paid for such obligations pursuant to the terms thereof if the Buyer were to elect to prepay them as of the Effective Time; plus (b) the amount, computed as of the Effective Time, that would be required to be deposited with the trustee of the obligation described in paragraph (f) of Section 1.5 were the Buyer to elect to fully defease such obligation as of the Effective Time, including all fees, costs and expenses of the trustee or otherwise under such indenture, plus $40,000; plus (c) the amount necessary to cause all Accounts Receivable not owned by the Sellers free of Lien as described in paragraph (g) of Section 1.5 to be transferred to the Buyer free of Lien and other obligations at the First Closing; plus (d) the present value (using an annual discount rate of 9%) of all rental payments required under the Department Store Leases for (i) if the remaining years of the existing term are 25 or more, the existing term or (ii) if the remaining years of the existing term are less than 25, the remaining years of the existing term and all renewal options which would extend each of the Department Store Leases to at least 25 years. The calculation of the Assumed Long-Term Liabilities Amount shall be set forth on Schedule 1.6.

          Section 1.7 "BILL OF SALE" shall mean the bill of sale substantially in the form of Schedule 1.7.

          Section 1.8 "BUSINESS DAY" shall mean any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City are authorized by law or other governmental action to close.

          Section 1.9 "BUYER FILINGS" shall mean the filings made by the Buyer or any Subsidiaries of the Buyer with the SEC referred to in Section 5.6(b).

          Section 1.10 "BUYER FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of the Buyer and its Subsidiaries as of January 28, 1995 and January 29, 1994, and the related consolidated statements of earnings and consolidated statements of cash flows for each of the three fiscal years ended January 28, 1995, January 29, 1994 and January 30, 1993, incorporated by reference in the Annual Report on Form 10-K of the Buyer for the fiscal year ended January 28, 1995, as filed with the SEC and the unaudited condensed consolidated balance sheet of the Buyer as of October 28, 1995, and the related unaudited condensed consolidated statements of earnings for the 13 and 39 weeks ended October 28, 1995 and the unaudited consolidated statement of cash flows for the 39 week periods respectively then ended included in the Quarterly Report on Form 10-Q for the quarterly period ended October 28, 1995, as filed with the SEC.

          Section 1.11 "BUYER REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4 to be filed with the SEC by the Buyer in connection with the issuance of the Stock Consideration.

          Section 1.12 "CLOSING BALANCE SHEET ACCOUNTS RECEIVABLE AMOUNT" shall mean the Face Amount of the accounts included in the Accounts Receivable (other than P&L Accounts) multiplied by (a) 93% where the Face Amount of the account does not reflect any amount that is 90 days or more past due, (b) 40%, where the Face Amount of the account reflects any amount that is 90 days to 209 days past due, and (c) 20% where the Face Amount of the account reflects any amount that is 210 days or more past due. No amount shall be included in the Closing Settlement Schedule for P&L Accounts.

          Section 1.13 "CLOSING BALANCE SHEET CASH AMOUNT" shall mean the amount of the Closing Cash Transfer plus the Department Store Cash.

          Section 1.14 "CLOSING BALANCE SHEET INVENTORY AMOUNT" means the amount calculated, as of the Effective Time, by multiplying the Ticketed Retail Price for all Department Store Inventory (except as provided in the next sentence) by the corresponding Cost Complement on a first-in, first-out basis. The Closing Balance Sheet Inventory Amount for each item of (a) Aged Department Store Inventory shall be equal to 50% of the Closing Balance Sheet Inventory Amount as otherwise would be calculated for such item in the preceding sentence, (b) floor sample Department Store Inventory in the Extended Age Departments noted with an asterisk on Schedule 1.3 shall be reduced (or further reduced, as the case may be) by 20% of the Closing Balance Sheet Inventory Amount as otherwise would be calculated for such floor sample in this Section 1.14, and (c) Department Store Inventory received 24 months or more prior to the Inventory Date shall be zero.

          Section 1.15 "CLOSING BALANCE SHEET NET WORKING CAPITAL AMOUNT" shall mean the net working capital amount of the Department Store Division, as of the Effective Time, derived from the calculation prescribed in Schedule 1.15.

          Section 1.16 "CLOSING BALANCE SHEET PAYABLES AMOUNT" shall mean the amount payable, as of the Effective Time, by the Seller in respect of the Department Store Division for the purchase of goods or services in the ordinary course of business and reflected on the Closing Settlement Schedule in accordance with GAAP.

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          Section 1.17 "CLOSING CASH TRANSFER" shall mean that amount of cash, if any, which is wire transferred by the Seller to the Buyer at the Effective Time pursuant to Section 2.4(a). The Seller shall have the right in its sole discretion to fix such amount, if any, but shall be obligated to establish such amount by notice to the Buyer delivered pursuant to this Agreement not later than 5 Business Days prior to the First Closing Date, and if such notice is not so delivered then such amount shall be zero.

          Section 1.18 "CLOSING SETTLEMENT SCHEDULE" shall have the meaning prescribed in Section 2.8(c).

          Section 1.19 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          Section 1.20 "COST COMPLEMENT" shall mean the "Applicable Cumulative Cost" to original retail price (plus any additional markup) relationship for goods purchased during the year-to-date fiscal period ending immediately prior to the Inventory Date as reflected on the Department Store Division's books and records on a first-in, first-out basis. The "Applicable Cumulative Cost" means invoice cost less cash discount taken plus freight costs from the vendor to the Department Store Distribution Centers. The Cost Complement shall be calculated on a Department Store Division departmental basis, in accordance with the retail method of accounting for merchandise inventory and cost determination and in accordance with GAAP, but excluding any internal loads and charges (such as advertising loads) and capitalized inventory costs, and reduced by all rebates, credits, allowances and discounts (such as cash discounts and cash discount loads).

          Section 1.21 "DEPARTMENT STORE ASSETS" shall mean:

               (a)  the Closing Balance Sheet Cash Amount;

               (b)  the Accounts Receivable;

               (c)  the Department Store Equipment, Machinery and Fixtures;

               (d)  the Department Store Files and Records;

               (e)  the Department Store Intellectual Property;

               (f)  the Department Store Inventory;

               (g)  the Department Store Premises;

               (h) the rights to $9.2 million (no less, no more) of award and proceeds from the condemnation of the Seller's distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania, and which, if paid in whole or in part to the Sellers, at any time, shall be delivered by the Seller to the Buyer on the later of the First Closing or the date received by the Sellers, and shall not be included in the Closing Settlement Schedule nor in the Second Closing Cash Amount;

              (i) the good will of the business of the Department Store Division; and

               (j) all other property and assets reflected in the Department Store Division Balance Sheet, plus all items of a nature customarily carried as assets for the Department Store Division which have been or will be acquired in the ordinary course of business by the Department Store Division between the date of the Department Store Division Balance Sheet and the Effective Time, less any items which have been or, subject to Section 6.1, will be disposed of or consumed in the ordinary course of business by the Department Store Division between the date of the Department Store Division Balance Sheet and the Effective Time.

          Section 1.22 "DEPARTMENT STORE CASH" shall mean the amount of cash actually held in the Department Stores at the Effective Time, plus the amount of prepaid postage in postage meters in the Department Stores at the Effective Time.

          Section 1.23 "DEPARTMENT STORE CONTRACTS" shall mean the Department Store Leases, the Department Store Space Leases and the Other Department Store Contracts.

          Section 1.24 "DEPARTMENT STORE DISTRIBUTION CENTERS" shall mean the distribution centers for the Department Store Division, all of which are described on Schedule 1.24.

          Section 1.25 "DEPARTMENT STORE DIVISION" shall mean the business activities and operations conducted by the department store division of the Seller and shall include all of the Seller's department store business activities and operations conducted by the Seller or the Department Store Subsidiaries; and shall specifically exclude the Hopewell vacant land and, except for the Accounts Receivable, all business activities and operations of the Seller's discount store operations under the name "Clover."

          Section 1.26 "DEPARTMENT STORE DIVISION BALANCE SHEET" shall mean the pro forma balance sheet of the Department Store Division as of February 3, 1996, attached hereto as Schedule 1.26.

          Section 1.27 "DEPARTMENT STORE EQUIPMENT, MACHINERY AND FIXTURES" shall mean: (a) all the building operating systems and equipment, other systems and equipment (including without limitation, all POS, ticketing, sensormatic, phone, security and energy management systems and equipment), machinery, furniture, furnishings, fixtures, trade fixtures and improvements, tooling, spare parts and supplies (including forms and packaging supplies, fuel, oil and light bulbs, and housekeeping, restaurant and other supplies) located in the Improvements as of the applicable dates on which the Buyer inspected each of the Department Store Premises; (b) all rolling stock (tractors, trailers, etc.) used in connection with the Department Store Division; and (c) any rights of the Sellers to the warranties (to the extent assignable), software, licenses and other rights to the use thereof received in connection with the aforesaid items.

          Section 1.28 "DEPARTMENT STORE FILES AND RECORDS" shall mean all files, plans, surveys and documents, whether in hard copy or magnetic format, of the Sellers specifically relating to the Department Store Assets or the Assumed Department Store Liabilities, including without limitation, all books and records relating to employees, purchase of goods, supplies and services, financial, accounting and operations matters and dealings with customers of the Department Store Division.

          Section 1.29 "DEPARTMENT STORE INTELLECTUAL PROPERTY" shall mean all trademarks, service marks, trade names, brands, private labels, patents, copyrights, know-how or trade secrets and licenses and rights with respect to the foregoing that the Sellers own or possess and which relate to the Department Store Division, including without limitation, the trade name "Strawbridge & Clothier" and those that are listed on Schedule 4.14.

          Section 1.30 "DEPARTMENT STORE INVENTORY" shall mean (a) all items of merchandise located in the Department Stores on the Inventory Date which are held at the Department Stores in the ordinary course of business for resale to customers in the ordinary course of business of the Department Store Division and (b) all items of Department Stores merchandise located in the Department Store Distribution Centers on the Inventory Date in the ordinary course of business of the Department Store Division which are held for delivery to the Department Stores, and in both cases which are reflected in accordance with GAAP on the books and records of the Department Store Division as inventory and which are owned by and have been paid for in full (or provisions for payment have been made in the Closing
Balance Sheet Payables Amount) by the Sellers, but does not include any broken, damaged, defective or incomplete merchandise, any merchandise being held for return to vendors, any merchandise held on lay-away, consignment or under similar arrangements and any merchandise owned by licensees or other third parties.

          Section 1.31 "DEPARTMENT STORE LAND" shall mean all parcels of land owned by the Sellers and all parcels of land demised under the Department Store Leases, in either case, at the locations described on Schedule 1.31, together with all of the Sellers' right, title and interest in and to all rights of way, easements, reciprocal easement agreements and other rights of the Sellers appurtenant to the foregoing and all right, title and interest, if any, of the Sellers in and to the strips and gores, streets, highways and alleys abutting or adjacent thereto. Department Store Land specifically excludes the Hopewell vacant land.

          Section 1.32 "DEPARTMENT STORE LEASES" shall mean all of the leases of the Sellers relating to the business of the Department Store Division (as lessee), all of which are listed in Schedule 1.32.

          Section 1.33 "DEPARTMENT STORE LEASED REAL PROPERTY" shall mean all of the Sellers' right, title and interest, as tenant, under the Department Store Leases in and to the Department Store Land described thereunder and the Improvements on the Department Store Land and/or demised under the Department Store Leases.

          Section 1.34 "DEPARTMENT STORE MERCHANDISE ON ORDER" shall mean the Department Stores merchandise ordered but not delivered by the Effective Time that is the subject of the Department Store Purchase Orders.

          Section 1.35 "DEPARTMENT STORE PREMISES" shall mean the Department Store Real Property and the Department Store Leased Real Property.

          Section 1.36 "DEPARTMENT STORE PURCHASE ORDERS" shall mean those purchase orders which were placed in the ordinary course of business of the Department Store Division for Department Stores merchandise to be delivered to the Department Stores or to the Department Store Distribution Centers for subsequent delivery to the Department Stores, which are not cancelled by the Sellers pursuant to Section 6.1(b)(x) or otherwise.

          Section 1.37 "DEPARTMENT STORE REAL PROPERTY" shall mean all of the Sellers' right, title and interest in and to the fee simple title to all of the

Department Store Land and the Improvements thereon, all of which are described on Schedule 1.37.

          Section 1.38 "DEPARTMENT STORES" shall mean the department stores in the Department Store Division, all of which are listed on Schedule 1.38.

          Section 1.39 "DEPARTMENT STORE SPACE LEASES" shall mean those leases (as well as other occupancy agreements) of space at the Department Store Premises under which any of the Sellers is the lessor, all of which are described on Schedule 1.39.

          Section 1.40 "DEPARTMENT STORE SUBSIDIARIES" shall mean the directly or indirectly owned Subsidiaries of the Seller included in the Department Store Division, all of which are identified on Schedule 4.3.

          Section 1.41 "DISPOSITION PROCEEDS" shall mean the cash proceeds from the Disposition which are received directly or indirectly by the Seller on or prior to the Second Closing Date after payment of or provision for any Taxes paid or payable as a result of the Disposition and any out-of-pocket costs or expenses associated with or arising out of the Disposition and after payment of or provision for any Excluded Liabilities which have not otherwise been paid or provided for at the time of the Second Closing.

          Section 1.42 "EFFECTIVE TIME" shall mean the close of business of the First Closing Date at which time the First Closing and all transactions contemplated thereby shall be deemed to have occurred simultaneously; provided, the First Closing has actually occurred.

          Section 1.43 "EMPLOYEE BENEFIT PLAN" shall mean an Employee Pension Benefit Plan, a Multiemployer Plan and an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

          Section 1.44 "EMPLOYEE PENSION BENEFIT PLAN" shall have the meaning set forth in Section 3(2) of ERISA.

          Section 1.45 "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning set forth in Section 3(1) of ERISA.

          Section 1.46 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          Section 1.47 "ESCROW AGENT" shall mean the escrow agent appointed pursuant to Section 2.7.

          Section 1.48 "ESCROW AGREEMENT" shall mean the Escrow Agreement to be entered into at the First Closing among the Buyer, the Seller and the Escrow Agent substantially in the form of Exhibit B.

          Section 1.49 "ESCROWED STOCK CONSIDERATION" shall mean 630,000 shares of May Common Stock that shall be delivered by the Buyer to the Escrow Agent pursuant to the Escrow Agreement.

          Section 1.50 "EXCLUDED ASSETS" shall mean all properties and assets of the Sellers not constituting the Department Store Assets, including those assets listed on Schedule 1.50 and the following:

               (a) The real property interests of the Sellers in the South Island Avenue distribution center that are the subject of condemnation proceedings;

               (b) All rights, title and interests of the Sellers in the Hopewell vacant land;

               (c) Subsidiaries' stock;

               (d) The Clover stores, the Clover distribution center and the Clover Burlington vacant land; and

               (e) American Express, Mastercard, Visa and other similar third party credit card receivables.

          Section 1.51 "EXCLUDED LIABILITIES" shall mean all the liabilities and obligations of the Sellers (other than the Assumed Department Store Liabilities) of whatever kind or nature, known or unknown, fixed or contingent, accrued or unaccrued, including without limitation:

               (a) any obligation or liability under any financing or other encumbrance on, affecting or related to any of the Department Store Assets or any of the Excluded Assets;

               (b) any obligations or liabilities for any Taxes, including without limitation, (i) any Taxes relating to the Department Store Assets or the

Assumed Department Store Liabilities in respect of any and all periods ending on or prior to the transfer of the Department Store Assets to and the assumption of the Assumed Department Store Liabilities by the Buyer or the Excluded Assets in respect of any and all periods, (ii) any income Taxes imposed on the gain, if any, realized on the transfer of the Department Store Assets and the assumption of the Assumed Department Store Liabilities, whether imposed on the Buyer, the Seller or any holder of the Seller Common Stock, or any sales, use, real property, transfer or gains or other similar Taxes arising from the transfer of the Department Store Assets to and the assumption of the Assumed Department Store Liabilities by the Buyer, (iii) any Taxes imposed in respect of the asset sale transactions consummated pursuant to the Disposition and (iv) any Taxes imposed upon the Sellers' operations (including any several liability imposed upon any Subsidiaries of the Seller under Treasury Regulation Section 1.1502-6 (and any comparable state, local or foreign law or regulation));

               (c) any employment related obligations or liabilities of the Sellers in respect of the personnel employed by the Sellers, including, without limitation, obligations or liabilities arising from or in any way related to policies, authorizations, licenses and accounts required by applicable laws or any obligations for Taxes, accrued salaries, wages, commissions, bonuses, pension (including, without limitation, profit sharing), worker and unemployment compensation, vacation pay, severance pay, sick pay, benefit plan contributions or other employee benefits) for any of the Sellers' employees or any amounts for which the Sellers may become liable to any Person under the provisions of ERISA, the Family and Medical Leave Act, the Americans With Disabilities Act, the Equal Employment Opportunities Act or the regulations promulgated under any of the foregoing;

               (d) any obligations or liabilities which may arise under any Multiemployer Plan or any obligations or liabilities, including liabilities for post-retirement or post-termination benefits under any insurance or employee benefit plan or program or any formal or informal benefit practice maintained, or contributed to, by the Sellers;

               (e) any obligations or liabilities arising from or relating to any of the transactions consummated pursuant to the Disposition;

               (f) any obligations or liabilities with respect to any litigation commenced or claims (including, without limitation, workers' compensation, auto liability, product liability and general liability) made at any time (before, on or after the Effective Time) relating to (i) the Department Store Assets or the Assumed

Department Store Liabilities, (ii) the Excluded Assets, (iii) transfer of the Department Store Assets to the Buyer, and (iv) the Sellers' operations;

               (g) any obligations or liabilities relating to payment for inventory or amounts owed by the Sellers or any indebtedness of the Sellers to any bank, credit card company, lending institution, vendor or supplier or any indebtedness of the Sellers under any notes or commercial paper issued by the Sellers;

               (h) (i) any obligations or liabilities in respect of the employment of any personnel employed by the Sellers (including, without limitation, any obligations or liabilities under Seller Plans (as defined in Section 4.15(a)) or any employment contracts) at any time and/or in respect of the termination of the employment of any such personnel by the Sellers, including, without limitation, any liabilities for monies payable under labor, union or collective bargaining agreements in respect of any such personnel by the Sellers or any obligations or liabilities under WARN or any similar plant closing act, law or ordinance; and (ii) any obligations or liabilities arising in respect of any claim by employees employed by the Sellers at any time or in respect of periods prior to the Effective Time, including all amounts accrued or payable for pension, retirement or other benefits;

               (i) all obligations or liabilities under any agreement, the benefits of the Sellers in, to and/or under which are not included in the Department Store Assets;

               (j) any obligations or liabilities for returned checks arising from checks accepted or issued by the Sellers;

               (k) any obligations for the Sellers' liabilities under any civil rights laws, wage and hour laws or equal employment opportunity acts, laws, ordinances or regulations;

               (l) any obligation or liability with respect to any leased or licensed department;

               (m) any obligation or liability in connection with the Sellers' deferred compensation plan described in Note 5 to the Seller's Consolidated Financial Statements for the fiscal year ended January 28, 1995;

               (n) any obligation or liability arising out of the Sellers' retiree health care plan described in Note 5 to the Seller's Consolidated Financial Statements for the fiscal year ended January 28, 1995; and

               (o) any obligation or liability arising out of any toxic substance or hazardous material or any other environmental condition or contamination.

          Section 1.52 "FACE AMOUNT" shall mean the aggregate of all amounts receivable as of the Effective Time for the Accounts Receivable reflected in the Closing Balance Sheet Net Working Capital Amount, after posting all payments (cash or check) received and credits given through the Effective Time, less the sum of: (a) all credits (such as back room discounts, billing errors and adjustments, and other allowances resulting from transactions that occurred before the Effective Time) given from the Effective Time through the 60th day following the Effective Time; plus (b) the amount of all Accounts Receivable which, as of the Effective Time, are P&L Accounts; plus (c) all amounts for purchases made during any liquidation or similar sale. The Face Amount of all Accounts Receivable in the Sellers' credit plan # 318-001, 312-001, 403-004, 406-004, 412-004, 101-903, 101-906, 101-912, 110-010, 110-
903, 136-903 and 136-906 shall be discounted to obtain a finance charge yield equivalent to the finance charge yield on a typical revolving account without deferred billing and receiving no grace period other than for payment of the account in full within 30 days; provided, however, that if the aggregate Face Amount, as of the Effective Time, of all such Accounts Receivable is less than $8,000,000, the provisions of this sentence shall not be applicable. Face Amount shall not include finance charges and late charges not billed as of the Effective Time.

          Section 1.53 "FIRST CLOSING" shall mean the consummation of the transactions contemplated by Article II of this Agreement in accordance with the terms and conditions set forth in Article II.

          Section 1.54 "FIRST CLOSING DATE" shall mean the last Business Day of the fiscal month in which all of the conditions to each party's obligations hereunder have been satisfied or waived; or such other date as the parties hereto agree upon in writing.

          Section 1.55 "FIRST CLOSING ESTIMATED STOCK DELIVERY" shall mean 3,570,000 shares of May Common Stock that shall be delivered by the Buyer to the Seller pursuant to Section 2.5(a).

          Section 1.56 "FIRST CLOSING STOCK CONSIDERATION" shall mean that number of shares of May Common Stock determined pursuant to the calculation prescribed in Schedule 1.56 in accordance with Section 2.8 and including the Payless Spin-Off Equivalent Shares (as defined in Schedule 1.56) if required by Schedule 1.56.

          Section 1.57 "GAAP" shall mean United States generally accepted accounting principles applied on a year-end basis.

          Section 1.58 "GOVERNMENT" shall mean any agency, division, subdivision, audit group or procuring office of the government of the United States, any state or territory thereof, or any city, county or municipality thereof or any foreign government, including the employees or agents thereof.

          Section 1.59 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

          Section 1.60 "IMPROVEMENTS" shall mean the buildings, improvements and structures on the Department Store Land and/or demised under the Department Store Leases.

          Section 1.61 "INVENTORY DATE" shall mean the day immediately prior to the First Closing Date.

          Section 1.62 "LICENSES AND PERMITS" shall mean the permits, authorizations and licenses issued by any Government in connection with the business of the Department Store Division or the Department Store Premises.

          Section 1.63 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other), conditional sale agreement, option or right of refusal, first offer, termination, participation or purchase, other than Permitted Encumbrances.

          Section 1.64 "MATERIAL ADVERSE EFFECT" shall mean (a)(i) with respect to the Department Store Division, any change in or effect on the business of the Department Store Division that is materially adverse to the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Department Store Division taken as a whole or (ii) with respect to the Department Store Premises, any change in or effect on any one of them that is materially adverse to the value thereof or to its ability to be operated as presently operated by the Seller;

and (b) with respect to the Buyer, any change in or effect on the business of the Buyer and its Subsidiaries that is materially adverse to the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Buyer and its Subsidiaries taken as a whole.

          Section 1.65 "MAY COMMON STOCK" shall mean the common stock, par value $.50 per share, of the Buyer and any capital stock or other securities into which the May Common Stock is converted or which are issued in respect of the May Common Stock in either case in connection with any reclassification, recapitalization, stock split or dividend (other than any dividend to be distributed to effect the Payless Spin-Off, as defined in Schedule 1.56), merger, combination, exchange of shares or other similar transaction if the record date for such transaction is prior to the Effective Time, and, in all such cases, references to a share of May Common Stock shall be deemed a reference to all securities into which such share is convertible or has been converted or to such share of May Common Stock together with all such securities issued or issuable with respect to such share of May Common Stock.

          Section 1.66 "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3(37) of ERISA.

          Section 1.67 "NYSE" shall mean the New York Stock Exchange, Inc.

          Section 1.68 "OTHER DEPARTMENT STORE CONTRACTS" shall mean the contracts, agreements and commitments of the Sellers in respect of the Department Store Assets or the Assumed Department Store Liabilities, but limited to (a) the Department Store Purchase Orders, (b) the contracts, agreements and commitments listed in Schedule 4.12, and (c) the agreements and commitments of the Sellers which are entered into between the date of this Agreement and the Effective Time with the Buyer's approval; excluding, however, all contracts, agreements and commitments which expire or are terminated in the ordinary course of business prior to the Effective Time.

          Section 1.69 "P&L ACCOUNTS" shall mean all Accounts Receivable which, as of or prior to the Effective Time: (i) have been placed with an attorney or collection agency for collection proceedings; (ii) relate to a person who is deceased or has filed for protection under the Bankruptcy Code or other creditor's rights laws; (iii) are subject to a claim of fraud; (iv) have not had an actual payment (cash or cleared check) in an amount equal to or greater than the required monthly, unadjusted, minimum payment for a period of 12 months; or (v) shall have been written off as uncollectible or doubtful accounts.

          Section 1.70 "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

          Section 1.71 "PERMITTED ENCUMBRANCES" shall mean (a) those exceptions to title to the Department Store Premises set forth on Schedule 4.10(b); and (b) statutory liens for current real estate taxes or assessments not yet due without interest or penalty;

          Section 1.72 "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government.

          Section 1.73 "PRELIMINARY CLOSING DATE BALANCE SHEET" shall mean the balance sheet as of the First Closing Date for the Department Store Division prepared in accordance with Section 2.8.

          Section 1.74 "PRO FORMA DEPARTMENT STORE DIVISION FINANCIAL STATEMENTS" shall mean the pro forma consolidated financial statements of the Department Store Division referred to in Section 4.5(b).

          Section 1.75 "PROXY STATEMENT/PROSPECTUS" shall mean the proxy statement relating to the meeting of the Seller's shareholders to be held in connection the Reorganization.

          Section 1.76 "REORGANIZATION" shall mean the reorganization of the Seller under Section 368(a)(1)(C) of the Code contemplated by the terms of this Agreement which includes the transfer of substantially all of the assets of the Seller, including the Department Store Assets and the Disposition Proceeds, to the Buyer in exchange for the Stock Consideration and the Buyer's assumption of the Assumed Department Store Liabilities, followed by the distribution in liquidation by the Seller of the Stock Consideration received from the Buyer plus any other assets retained by the Seller to the holders of the Seller Common Stock and to the liquidating trust established pursuant to
Section 6.13 of this Agreement.

          Section 1.77 "SEC" shall mean the Securities and Exchange
Commission.

          Section 1.78 "SECOND CLOSING" shall mean the consummation of the transactions contemplated by Article III of this Agreement in accordance with the terms and conditions set forth in Article III.

          Section 1.79 "SECOND CLOSING CASH AMOUNT" is generally contemplated to be generated out of Disposition Proceeds and shall mean specifically the amount of cash determined by the Seller and set forth in a notice delivered to the Buyer pursuant to this Agreement not less than 15 days prior to the Second Closing Date specified in such notice.

          Section 1.80 "SECOND CLOSING DATE" shall mean the date specified by the Seller in the notice establishing the Second Closing Cash Amount which will in no event be sooner than 30 days following the First Closing Date nor later than the Business Day preceding the first anniversary of the First Closing Date.

          Section 1.81 "SECOND CLOSING MAY STOCK PRICE" shall mean the dollar amount carried out to the fourth decimal point equal to the average of the daily per share closing prices for May Common Stock for the 20 consecutive Trading Days immediately preceding the Second Closing Date as such closing prices are reported on the principal consolidated transaction reporting system with respect to securities listed on the NYSE.

          Section 1.82 "SECOND CLOSING STOCK CONSIDERATION" shall mean the number of shares of May Common Stock determined by dividing the Second Closing Cash Amount by the Second Closing May Stock Price.

          Section 1.83 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Section 1.84 "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Section 1.85 "SELLER COMMON STOCK" shall mean the Seller Series A Common Stock and the Seller Series B Common Stock.

          Section 1.86 "SELLER FILINGS" shall mean the filings made by the Sellers with the SEC referred to in Section 4.5(c).

          Section 1.87 "SELLER FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of the Sellers as of January 28, 1995 and January 29, 1994, and the related consolidated statements of operations and consolidated statements of cash flows for each of the three fiscal years ended January 28, 1995, and January 29, 1994 and January 30, 1993, incorporated by reference in the Annual

Report on Form 10-K of the Seller for the fiscal year ended January 28, 1995, as filed with the SEC and the unaudited condensed consolidated balance sheet of the Seller as of October 28, 1995, and the related unaudited condensed consolidated statements of operations for the nine months and trailing years ended October 28, 1995 and October 29, 1994 and statements of cash flows for the nine-month periods respectively then ended included in the Quarterly Report on Form 10-Q of the Seller for the quarterly period ended October 28, 1995, as filed with the SEC.

          Section 1.88 "SELLER SERIES A COMMON STOCK" shall mean the Series A Common Stock, par value $1.00 per share, of the Seller.

          Section 1.89 "SELLER SERIES B COMMON STOCK" shall mean the Series B Common Stock, par value $1.00 per share, of the Seller.

          Section 1.90 "SELLERS" shall mean the Seller and/or the Subsidiaries of the Seller. All acts, representations, warranties and covenants herein of the "Sellers" shall be deemed those of the Seller on its own behalf and on behalf of all applicable Subsidiaries of the Seller. All references to "Sellers" (including, without limitation, as relates to assets, rights, obligations or liabilities) shall be deemed references to the Seller and/or all applicable Subsidiaries of the Seller, unless the context clearly indicates otherwise. The Seller shall cause each of its applicable Subsidiaries to observe and perform all provisions of this Agreement applicable to such Subsidiaries.

          Section 1.91 "SIGNIFICANT SUBSIDIARY" shall mean any "significant subsidiary" within the meaning of Rule 1.02 of Regulation S-X of the SEC.

          Section 1.92 "STOCK CONSIDERATION" shall mean the First Closing Stock Consideration plus the Second Closing Stock Consideration.

          Section 1.93 "SUBSIDIARIES" when used in reference to any other Person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation are owned directly or indirectly by such other Person.

          Section 1.94 "TAXES" shall mean all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment, insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipt taxes,

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

occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Effective Time; and "Tax" shall mean any one of the foregoing.

          Section 1.95 "TAX RETURNS" shall mean all returns, reports, schedules and other information filed or required to be filed with any taxing authority with respect to Taxes.

          Section 1.96 "TICKETED RETAIL PRICE" shall mean the lower of (a) the lower of (i) the lowest ticketed retail price on the sales floor of the applicable merchandise marked down in accordance with GAAP to reflect customary markdowns for aged merchandise and (ii) the lowest sale price at which the applicable merchandise was offered for sale or sold, excluding "Temporary Markdowns", and (b) the lowest price at which the applicable merchandise is reflected in accordance with GAAP on the books and records of the Seller. The term "Temporary Markdowns" shall mean any non-permanent markdowns which meet all of the following criteria: (1) such markdowns are less than 41% off the original ticketed retail price on the sales floor, which original ticketed retail price shall be the same as originally reflected on the Seller's stock ledger, and (2) such markdowns (at whatever rate or rates less than 41%) have been taken for less than (x) 10 consecutive days, (y) 14 days in the 21-day period prior to the First Closing, and (z) two out of three days in a weekend (Friday, Saturday and Sunday) for less than the three weekends, during which the Department Stores are open for business, immediately prior to the First Closing.

          Section 1.97 "TRADING DAY" shall mean a day on which the NYSE is open for the transaction of business and the May Common Stock actually trades on such exchange.

          Section 1.98 "TRANSFERRING EMPLOYEES" shall have the meaning set forth in Section 7.1 of this Agreement.

          Section 1.99 "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

                        ARTICLE II

            PURCHASE AND SALE; THE FIRST CLOSING

          Section 2.1 Purchase and Sale of the Department Store Assets. Subject to the satisfaction of all of the conditions to each party's obligations set forth in Article VIII (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), on the First Closing Date the Sellers will sell, convey, assign, transfer and deliver all of the Department Store Assets, and the Buyer will purchase, acquire, accept and pay for, as hereinafter provided, the Department Store Assets and will assume the Assumed Department Store Liabilities.

          Section 2.2 Consideration for the Department Store Assets.

               (a) The aggregate consideration for the Department Store Assets shall consist of (i) the First Closing Stock Consideration, and (ii) the assumption by the Buyer of the Assumed Department Store Liabilities.

               (b) Notwithstanding anything in this Agreement to the contrary, the Buyer will not assume or otherwise be liable or responsible for the Excluded Liabilities or any other liabilities or obligations of the Sellers except to the extent provided in Section 2.2(a) hereof with respect to the Assumed Department Store Liabilities.

          Section 2.3 Time and Place of First Closing. Subject to the terms and conditions of this Article II, the First Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 9:30 a.m. (local time) on the First Closing Date or at such other place or time or both as the parties may agree.

          Section 2.4 Deliveries by the Seller. At the First Closing, the Sellers shall deliver the following to the Buyer:

               (a) The Closing Cash Transfer, if any, by wire transfer of immediately available funds to a bank account of the Buyer designated by the Buyer at least two Business Days prior to the First Closing Date.

               (b) A duly executed Bill of Sale together with such other appropriate instruments of transfer as the Buyer may reasonably request, transferring to the Buyer all of the personal and intangible property as of the Effective Time which is included in the Department Store Assets.

               (c) Special warranty deeds, in recordable form, with respect to the Department Store Real Property.

               (d) Duly executed instruments of assignment of the Department Store Leases, in recordable form.

               (e) Duly executed instruments of assignment of the Department Store Space Leases, in recordable form.

               (f) Duly executed instruments of assignment of the Other Department Store Contracts.

               (g) Duly executed instruments of assignment of the Department Store Intellectual Property in form suitable for recording in the appropriate office or bureau, and the original certificates, if available, of the Department Store Intellectual Property together with any powers of attorney necessary to make the conveyance effective.

               (h) Duly executed instruments of assignment of the Accounts Receivable.

               (i) Duly executed instruments of assignment of $9,200,000 in award and proceeds for the condemnation of the distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania.

               (j) The estoppel certificates contemplated by Section 8.3(d).

               (k) The Department Store Files and Records.

               (l) Copies of all consents obtained as contemplated by Section 8.1(f).

               (m) An Undertaking and Indemnity Agreement substantially in the form of Exhibit C, together with any other instruments of assumption relating to the Excluded Liabilities which may be reasonably requested by the Buyer, duly executed by the Seller.

               (n) The certificates contemplated by Section 8.3(c).

               (o) Such other and further instruments of conveyance, assignment and transfer as the Buyer may reasonably request for the effective conveyance and transfer of any of the Department Store Assets.

               (p) Possession of the Department Store Assets (including the Department Store Cash).

          Section 2.5 Deliveries by the Buyer. At the First Closing, the Buyer shall deliver the following to the Seller:

               (a) Stock certificates representing the First Closing Estimated Stock Delivery.

               (b) An executed Undertaking and Indemnity Agreement substantially in the form of Exhibit C, together with any other instruments of assumption relating to the Assumed Department Store Liabilities which may be reasonably requested by the Seller, duly executed by the Buyer.

               (c) The certificates contemplated by Section 8.2(c).

          Section 2.6 Escrow Deliveries. At the First Closing, the following shall be delivered in connection with the escrow created by the Escrow Agreement:

               (a) The Buyer shall deliver duly signed counterparts of the Escrow Agreement to the Seller and the Escrow Agent.

               (b) The Seller shall deliver duly signed counterparts of the Escrow Agreement to the Buyer and the Escrow Agent.

               (c) The Escrow Agent shall deliver duly signed counterparts of the Escrow Agreement to the Buyer and the Seller.

               (d) The Buyer shall deliver the Escrowed Stock Consideration to the Escrow Agent.

          Section 2.7 Escrow.  At or prior to the First Closing, the
Buyer and the Seller shall enter into the Escrow Agreement. At the First Closing, the Buyer shall deposit with the Escrow Agent, in trust, the Escrowed Stock Consideration. The

Escrow Agent shall hold the Escrowed Stock Consideration in accordance with the terms of the Escrow Agreement.

               Section 2.8 Purchase Price Adjustment.

               (a) Within 60 days following the First Closing Date, the Seller shall, at its expense, cause the Preliminary Closing Date Balance Sheet to be prepared and delivered to the Buyer. The Preliminary Closing Date Balance Sheet will present fairly the financial position of the Department Store Division as of the Effective Time, all in conformity with GAAP, and will be accompanied by schedules prepared in the form of Schedule 1.15 (Closing Balance Sheet Net Working Capital Amount) and Schedule 1.6 (Assumed Long-Term Liabilities Amount), setting forth the amounts specified therein and taken or derived from the Preliminary Closing Date Balance Sheet (such schedules being collectively called the "Preliminary Closing Schedules"). The Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules shall, in addition to the other provisions of this Agreement, be prepared in accordance with the following principles and requirements:

                    (i) On the Inventory Date, the Sellers shall undertake and complete a physical count of all Department Store Inventory and the Department Store Cash while the Department Stores are closed to the public. The cost of taking such physical count shall be shared one-half by the Sellers and one-half by the Buyer. At its own cost, the Buyer shall have the right to observe such physical count. The procedures used to count the Department Store Inventory and the Department Store Cash shall be in accordance with the Hartz Data Scan Inventory System (or similar type), mutually agreed upon between the Buyer and the Sellers and in accordance with GAAP, with such other safeguards as may reasonably be requested by the Buyer or the Sellers. Upon completion of the physical count and preliminary calculation of the Closing Balance Sheet Inventory Amount and the Department Store Cash, Seller shall include with the Preliminary Closing Schedules a summary of such calculations together with copies of all work papers, backup calculations and information as Buyer may reasonably request in order to verify the Seller's calculations.

                    (ii) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Closing Balance Sheet Accounts Receivable Amount and the Miscellaneous Current
     Assets (as defined in Schedule 1.15) together with copies of all work

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

     papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

                    (iii) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Closing Balance Sheet Payables Amount and the Other Current Liabilities (as defined in Schedule 1.15) together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

                    (iv) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the Assumed Long-Term Liabilities Amount together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations.

                    (v) The Preliminary Closing Schedules shall be accompanied by a summary of the calculation of the following items together with copies of all work papers, backup calculations and information as the Buyer may reasonably request in order to verify the Seller's calculations:

                         (1) Accrued vacation pay liability and related Taxes as provided in Section 7.4(a);

                         (2) Employee Pension Benefit Plan deficiency as provided in Section 7.5(d) and in accordance with Schedule 7.5;

                         (3) The "rule of 70" (as defined in Schedule
           7.5) additional amount as provided in Section 7.5(d) and in accordance with Schedule 7.5;

                         (4) The Rabbi Trust Funding Amount (as defined in Section 7.6);

                         (5) The amounts added to other Current
           Liabilities in Schedule 1.15 or deducted from the amount of $320,000,000 set forth in Schedule 1.56, as provided in
           Section 7.7; and

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

                         (6) The amounts added to Other Current
           Liabilities in Schedule 1.15 and/or deducted from the amount of $320,000,000 (as adjusted, if at all, pursuant to Section 2.8(a)(v)(5)) set forth in Schedule 1.56, as provided in
           Section 7.8.

The Preliminary Closing Date Balance Sheet shall be accompanied by an unqualified opinion of Ernst & Young LLP to the effect that the Preliminary Closing Date Balance Sheet presents fairly the financial position of the Department Store Division as of the First Closing Date and has been prepared in accordance with GAAP. The Buyer and the Seller shall fully cooperate in good faith in the preparation of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, such cooperation to include, without limiting the generality of the foregoing, full access to the books and records of the Seller and the Department Store Files and Records for such purpose.

               (b) Upon receipt of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, the Buyer and its accountants shall have the right during the succeeding 30 day period or until the 90th day following the Effective Time, whichever is longer, to examine, at the Buyer's expense, the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules and all work papers, backup calculations, information and records used for or relevant to the preparation of the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules. The Buyer shall notify the Seller in writing on or before the last day of such period, of any good faith objections to the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules, setting forth a reasonably specific description of the Buyer's objections and the dollar amount of each objection, and shall deliver therewith a statement of all credits given as provided in Section 1.52 which shall be posted to the Preliminary Closing Schedules. If the Buyer does not deliver such notice or statement within such period, the Preliminary Closing Date Balance Sheet and the Preliminary Closing Schedules shall be deemed to have been accepted by the Buyer.

               (c) If the Buyer in good faith objects to the Preliminary Closing Date Balance Sheet or the Preliminary Closing Schedules, the Seller and the Buyer shall attempt to resolve any such objections within 15 days after the Seller's receipt of the Buyer's objections. If the Seller and the Buyer are unable to resolve the matter within such 15 day period, they shall jointly appoint a mutually acceptable firm of independent accountants of national reputation which is one of the so-called "big six" (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within three (3) days following the end of such 15 day period. The fees of such selected independent public accountants shall be divided equally between the Buyer and the Seller. The Buyer and the Seller shall provide such accounting firm full cooperation. Such firm shall be instructed to reach its conclusion regarding the disputes within 15 Business Days of such instruction. Such firm's resolution of the disputes shall be rendered in a written decision determining all disputes and shall be conclusive and binding upon the Buyer and the Seller. The Preliminary Closing Schedules after the acceptance thereof by the Buyer or the resolution of all disputes in connection therewith are together referred to herein as the "Closing Settlement Schedule."

               (d) Promptly after the Closing Settlement Schedule has come into existence, the Buyer and the Seller shall jointly prepare Schedule 1.56 (the First Closing Stock Consideration Schedule) and compare the amount of the First Closing Stock Consideration set forth in the First Closing Stock Consideration Schedule with the sum of the First Closing Estimated Stock Delivery plus the Escrowed Stock Consideration. If the First Closing Stock Consideration is greater than or equal to such sum, the Escrow Agent shall deliver all of the Escrowed Stock Consideration and the Escrowed Dividends (as defined in the Escrow Agreement) to the Seller and the Buyer shall issue and deliver the balance of the undelivered First Closing Stock Consideration to the Seller directly. If the First Closing Stock Consideration is equal to or exceeds the First Closing Estimated Stock Delivery by a number of shares that is less than the Escrowed Stock Consideration, then the Escrow Agent shall deliver that number of shares of the Escrowed Stock Consideration equal to such excess, if any, to the Seller and the balance to the Buyer, and shall distribute the Escrowed Dividends to the Seller and the Buyer in the same ratio it distributes the Escrowed Stock Consideration to the Seller and the Buyer. If the First Closing Stock Consideration is less than the First Closing Estimated Stock Delivery, then the Escrow Agent shall deliver all the shares of the Escrowed Stock Consideration and the Escrowed Dividends to the Buyer, and the Seller shall return to the Buyer a number of shares of May Common Stock equal to the difference between the First Closing Estimated Stock Delivery and the First Closing Stock Consideration. In the event that the Seller or the Buyer shall be required, pursuant to this Section 2.8(d), to deliver to the other party shares of May Common Stock outside of escrow, the shares delivered by the Seller shall be accompanied by a cash payment equal to the amount of all cash dividends paid on, or for which there is a record date for, such shares, from the Effective Time to the date of delivery of such shares, and the shares delivered by the Buyer shall be accompanied by a number of additional shares equal to the quotient of (i) the cash dividends that would have been paid on, or for which there would have been a record date for, such shares, from the Effective Time to the date of delivery of such shares, had such shares been delivered at the First Closing, divided by (ii) the closing price per share of May Common Stock as reported on the NYSE Consolidated Tape on the day before the day on which this Agreement is executed and delivered.

                                 ARTICLE III

                             THE SECOND CLOSING

          Section 3.1 Purchase and Sale of the Second Closing Cash Amount. Subject to the continued satisfaction of the conditions to each party's obligations set forth in Article VIII (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), on the Second Closing Date the Seller will sell, convey, assign, transfer and deliver the Second Closing Cash Amount, and the Buyer will purchase, acquire, accept and pay for, as hereinafter provided, the Second Closing Cash Amount.

          Section 3.2 Consideration for the Second Closing Cash Amount. The aggregate consideration for the Second Closing Cash Amount shall consist of the Second Closing Stock Consideration.

          Section 3.3 Time and Place of Second Closing. Subject to the terms and conditions of this Article III, the Second Closing will take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 9:30 a.m. (local time) on the Second Closing Date or at such other place or time or both as the parties may agree; provided, that in no event will the Second Closing Date be earlier than 30 days following the First Closing date nor later than the Business Day preceding the first anniversary of the First Closing Date.

          Section 3.4 Deliveries by the Seller. At the Second Closing, the Seller shall deliver to the Buyer cash equal to the Second Closing Cash Amount by wire transfer of immediately available federal funds to a bank account of the Buyer designated by the Buyer at least two Business Days prior to the Second Closing Date.

          Section 3.5 Deliveries by the Buyer. At the Second Closing, the Buyer shall deliver to the Seller stock certificates representing the Second Closing Stock Consideration.

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

                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants to the Buyer as follows:

          Section 4.1 Corporate Organization. Each of the Seller and the Department Store Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership, operation or leasing of property or assets or the conduct of its business requires it to be so qualified, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Seller and the Department Store Subsidiaries has all necessary Government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Articles and Bylaws of the Seller and similar charter documents for each of the Department Store Subsidiaries as currently in effect have been provided to the Buyer. Schedule
4.1 sets forth a complete and correct list of all jurisdictions in which the Seller and each of its Subsidiaries are qualified or licensed to carry on the business of the Department Store Division.

          Section 4.2 Due Authorization. Other than the requisite approval of this Agreement by the holders of Seller Common Stock, the execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of the Sellers and this Agreement has been duly executed, and at the First Closing the Escrow Agreement will be executed, by a duly authorized officer of the Seller and this Agreement constitutes and, upon execution the Escrow Agreement will constitute, a valid and binding agreement of the Sellers, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

          Section 4.3 Department Store Subsidiaries Stock. Schedule 4.3 sets forth (a) the name of all Department Store Subsidiaries, (b) the capitalization thereof

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

and the percentage of each class of capital stock owned by the Seller or any of its Subsidiaries, and (c) the jurisdiction of incorporation of such Department Store Subsidiaries. Except as set forth on Schedule 4.3, the Seller owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Department Store Subsidiaries free and clear of any Lien.

          Section 4.4 Consents and Approvals; No Violation. Subject to (a) the requisite approval of this Agreement by the holders of the Seller Common Stock, (b) the expiration or earlier termination of all waiting periods under the HSR Act, and (c) compliance with all applicable requirements of the Securities Act and the Exchange Act, the execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the Seller's Articles or Bylaws or other similar charter documents of any of its Subsidiaries, (ii) except as set forth in Schedule 4.4 hereto, violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Sellers are a party or by which the Sellers or any of the Department Store Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by the Sellers or the obtaining of which has been waived by the Buyer, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to the Sellers or any of the Department Store Assets (other than any applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          Section 4.5 Financial Statements; SEC Filings.

               (a) True and complete copies of the Seller Financial Statements have been made available by the Seller to the Buyer. The Seller Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except as noted in the Seller Financial Statements, and present fairly the consolidated financial position of the Sellers at the respective dates thereof and the consolidated results of operations and changes in financial position of the Sellers for the periods respectively then ended subject, in the case of unaudited interim statements, to normal year-end adjustments. The Seller Financial Statements referred to in this Agreement shall be deemed to include any notes and schedules to such financial statements.

               (b) The Seller has previously furnished to the Buyer the unaudited pro forma consolidated statements of operations and changes in financial position of the Department Store Division for each of the three years ended January 29, 1994, January 28, 1995, and February 3, 1996, respectively, and the Department Store Division Balance Sheet. The pro forma financial statements described in this Section 4.5(b) are collectively referred to herein as the "Pro Forma Department Store Division Financial Statements." Except as set forth in the notes to the Pro Forma Department Store Division Financial Statements, (i) the Department Store Division Balance Sheet presents fairly the financial position of the Department Store Division as of the date thereof, and the statements of operations included in the Pro Forma Department Store Division Financial Statements present fairly the results of operations of the Department Store Division for the respective period therein set forth; and (ii) each of the fiscal year end Pro Forma Department Store Division Financial Statements was prepared on a basis consistent with the accounting principles, methods and practices employed in the preparation and presentation of the Seller's audited financial statements for the same periods and for prior periods.

               (c) Since January 1, 1993, the Sellers have filed with the SEC all forms, reports and documents required to be filed by them pursuant to the Securities Act and the Exchange Act, all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Seller has heretofore made available to the Buyer a true and complete copy of each registration statement, final prospectus and definitive proxy statement filed by the Sellers with the SEC since January 1, 1993, and each report filed by the Sellers with the SEC since January 1, 1993; none of the Seller Filings as of the respective dates on which they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 4.6 Absence of Changes.  Except as disclosed in
Schedule 4.6 hereto, since the date of the Department Store Division Balance Sheet, the business of the Department Store Division has been conducted in the ordinary course and there has not been:

               (a) any Material Adverse Effect or any event which is reasonably likely to result in a Material Adverse Effect;

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

               (b) any change by the Seller in the accounting methods, principles or practices relating to the Department Store Division, other than changes required by generally accepted accounting principles;

               (c) any acquisition of, or commitment to acquire, any Department Store Assets, or any entry or commitment to enter into any Department Store Contracts, or any undertaking or commitment to incur or undertake any Assumed Department Store Liabilities, in any such case which is material to the Department Store Division.

For purposes of this Section 4.6, a Material Adverse Effect shall not be deemed to include any effect upon the business, prospects, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Department Store Division taken as a whole arising out of or resulting from the execution of this Agreement and the Escrow Agreement or the consummation of the transactions contemplated hereby and thereby.

          Section 4.7 Absence of Undisclosed Liabilities. The Sellers have no liabilities or obligations of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, that are Assumed Department Store Liabilities, other than (a) liabilities and obligations which are disclosed or accrued in the Department Store Division Balance Sheet or the notes thereto or the Schedules to this Agreement, (b) liabilities and obligations incurred on behalf of the Department Store Division in connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, and (c) liabilities and obligations incurred in the ordinary course of business after the date of the Department Store Division Balance Sheet, none of which, either individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect.

          Section 4.8 Litigation. Except as disclosed in Schedule 4.8, in the Seller Filings, the Seller Financial Statements or the Pro Forma Department Store Division Financial Statements, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Sellers, the Department Store Division or the Department Store Assets before any Government which, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect. The Sellers are not subject to any outstanding order, writ, injunction or decree which has had or could be reasonably expected to have a Material Adverse Effect.

          Section 4.9 Taxes. The Sellers have duly and timely filed or caused to be filed, or will duly and timely file or cause to be filed, all income Tax Returns and all other material Tax Returns required to be filed at or before the Effective Time, taking into account any extension for time to file granted to or obtained on behalf of the Sellers. All such Tax Returns (including amendments) are, or will be when filed, complete and accurate in all material respects. The Sellers have paid (or there has been paid on their behalf), or have established, or, with respect to Taxes which are or will be due but not yet payable as of the Effective Time, will establish, reserves which are adequate for the payment of, all Taxes for all taxable periods (or portions thereof) ending on or before the Effective Time. The Sellers are not delinquent in the payment of any Tax. Except as set forth in Schedule 4.9, no material deficiencies for any Tax have been proposed, asserted or assessed (tentatively or definitely), in each case by any taxing authority, against the Sellers. Except as set forth on Schedule 4.9, as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such Tax. The federal income Tax Returns of the Seller and each of its Subsidiaries that has been a member of the affiliated group of corporations of which the Seller is the common parent for all periods during its existence have been audited by the Internal Revenue Service through the taxable year ended on the date set forth on Schedule 4.9 and the federal income Tax Returns of each of its Subsidiaries that has not been a member of the affiliated group of corporations of which the Seller is the common parent for all periods during its existence have been audited through the taxable year ended on the date set forth on Schedule 4.9. Except as set forth on Schedule 4.9, no employee benefit plan for which the Sellers file, or are required to file, an Internal Revenue Service Form 5500 is currently under employee plan examination by the Internal Revenue Service. Neither the Sellers nor any representative of such benefit plans has received verbal or written notification from the Internal Revenue Service of an impending employee plan examination. The Sellers have not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          Section 4.10 Title and Related Matters.

               (a) Schedule 1.37 is a true and complete schedule of all of the Department Store Real Property owned in fee by the Sellers. The Sellers have good and marketable title to the Department Store Land described on Schedule
1.31 and the Improvements located thereon, all of which will be free and clear of any Lien, at the Effective Time. After the Effective Time, the Buyer will have, good and marketable title (such as any reputable title insurance company licensed to do business in the state in which such Department Store Real Property is located will approve and insure without exceptions other than Permitted Encumbrances) to all of the Department Store

Real Property free and clear of any Lien. Each of the agreements under which the Sellers own the Department Store Real Property is valid and binding and in full force and effect and no notice of default or termination thereunder has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or passage of time or both, give the Sellers the right to deliver a notice of default or give a third party the right to deliver a notice of default to the Sellers.

               (b) Except as set forth on Schedule 4.10(b) and subject to Permitted Encumbrances, the Sellers have, and after the Effective Time, the Buyer will have, good and marketable title to all of the Department Store Assets (other than the Department Store Real Property, as provided in Section 4.10(a), and the Department Store Leases, as provided in Section 4.11), subject to no Lien.

               (c) The Seller is entitled to receive from the City of Philadelphia on or before February 1, 1997, and has the right to assign to the Buyer as provided herein, an award and proceeds in the amount of $9.2 million from the condemnation by the City of Philadelphia of the Seller's distribution center at 4800 South Island Avenue, Philadelphia, Pennsylvania. Except as set forth in Schedule 4.10(c), there are no conditions to the assignment to the Buyer, or the receipt by the Buyer pursuant thereto, of such award and proceeds.

          Section 4.11 Department Store Leases.  Schedule 1.32 and Schedule
1.39 set forth, respectively, a true and complete list of (a) all Department Store Leases (including amendments, modifications and supplements or other agreements), and (b) all Department Store Space Leases, including without limitation, subleases, licenses and other occupancy agreements (including amendments, modifications and supplements or other agreements). The legal descriptions for each of the Department Store Leases are set forth in Schedule
1.32. Each of the Department Store Leases and each of the Department Store Space Leases is valid, binding and in full force and effect, all rent and other sums and charges payable by or to the Sellers thereunder are current within applicable grace and notice periods, and no notice of default or termination under any Department Store Leases or Department Store Space Leases has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or the passage of time or both, constitute a default. None of the Sellers nor any Affiliates of the Sellers has an ownership, financial or other interest in the landlord under any Department Store Leases. After the Effective Time, the Buyer will have, good and marketable title (such as any reputable title insurance company licensed to do business in the state in which such Department Store Leases are located will approve and insure without exceptions other than Permitted Encumbrances) to all of the Department Store Leases subject to no Lien.

          Section 4.12 Other Department Store Contracts. Schedule 4.12 sets forth a true and complete list of each of the Other Department Store Contracts which (a) is a reciprocal easement agreement or supplemental agreement, or (b) provides for aggregate future payment of more than $60,000, or (c) has a term exceeding one year and which may not be cancelled upon ninety or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge), or (d) is material to the business, operations or financial condition of the Department Store Division; provided, that Schedule
4.12 does not list any of the Other Department Store Contracts for the purchase or sale of goods or services entered into in the ordinary course of business which may be cancelled on ninety or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge). Except as set forth in Schedule 4.12, each of the Other Department Store Contracts is valid, binding and in full force and effect, and no notice of default or termination under any Other Department Store Contracts has been given or received by the Sellers which describes a default which has not been cured, and to the best knowledge of the Sellers, no events have occurred which would, with the giving of notice or the passage of time or both, constitute a default.

          Section 4.13 Department Store Inventory. All Department Store Inventory included in the Department Store Assets is, and will be as of the Effective Time, usable and saleable in the ordinary course of business of the Department Store Division, and will be subject to no Lien at the Effective Time.

          Section 4.14 Department Store Intellectual Property. Schedule 4.14 sets forth a true and complete list of all trademarks, service marks, trade names, brands, private labels, patents, copyrights, know-how or trade secrets and licenses and rights with respect to the foregoing that the Sellers own or possess the rights to use relating to the Department Store Division. Subject to the licenses and other restrictions listed in Schedule 4.14, the Sellers own or hold, and at the Effective Time, the Buyer will own or hold exclusive rights to the Department Store Intellectual Property, in each case free from Lien or restrictions. Except as set forth in Schedule 4.14, nothing has come to the attention of the Sellers to the effect that: (a) any product, patent, trademark, service mark, trade name, brand, private label, copyright, know-how, trade secret or license presently being sold or employed by the Department Store Division may infringe any rights owned or held by any other Person; (b) the Sellers do not have exclusive rights to the trade name, trademark and service mark "Strawbridge & Clothier" or (c) there is pending or, to the best knowledge of the Sellers, threatened any claim or litigation against the Sellers or the Department Store

Division contesting the rights of the Sellers or the Department Store Division with respect to any Department Store Intellectual Property.

          Section 4.15 Employee Benefit Plans.

               (a) Schedule 4.15 contains a written list of each Employee Benefit Plan and benefit practices, policies, programs and arrangements which cover the Seller's or any of its Subsidiaries' employees, former employees or retired employees, including each Employee Pension Benefit Plan which is qualified under Section 401(a) of the Code, and all collective bargaining agreements relating to employee benefits with respect to which the Sellers have incurred, or may incur, any future obligations to the Sellers' employees, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, severance arrangements, health benefits and insurance benefits (other than plans, arrangements or agreements applying to employees of the Sellers generally which are funded by insurance) (collectively, the "Seller Plans"). The Seller has furnished or made available to the Buyer complete and correct copies of all Seller Plans and the most recent actuarial valuation reports and reports on Form 5500 for the most recent three years for each of the Seller Plans that is a defined benefit plan (within the meaning of Section 3(35) of ERISA).

               (b) Each of the Seller Plans has been administered and operated in compliance with its terms and applicable law in all material respects, including, without limitation, in accordance with the Code and ERISA, except where the failure to be so administered or operated would not have a Material Adverse Effect. The Seller has received a favorable determination letter from the IRS with respect to each of the Seller Plans which is intended to be a "qualified" plan under Section 401(a) of the Code and, to the best knowledge of the Sellers, the IRS has taken no action to revoke any such letter. Except as set forth on Schedule 4.15(b), no material liability under ERISA or the Code or otherwise has been incurred or, to the knowledge of the Sellers, is reasonably likely to be incurred by the Sellers, with respect to any Seller Plans.

               (c) The Sellers have not engaged in any transaction in connection with which the Sellers, directly or indirectly, would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code other than penalties or taxes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (d) There are no actions, suits, claims or proceedings, pending or, to the best of knowledge of the Sellers, threatened (other than routine claims for benefits) with respect to:

                    (i) any Seller Plans or any trust related thereto (other than the Pension Plans (as defined in Section 7.5(d)) which would be reasonably likely to result in any liability to the Sellers or to any Seller Plans which would have or would be reasonably likely to have a Material Adverse Effect; or

                    (ii) the Pension Plans or any trust related thereto which would be reasonably likely to result in any liability to the Sellers or to a Pension Plan or any trust related thereto, which would adversely affect the funded status of a Pension Plan which is a defined benefit plan (within the meaning of Section 3(35) of ERISA).

               (e) Except as set forth on Schedule 4.15(b), no liability (other than liability for premium payments required by Section 4007 of ERISA, which premiums have been paid when due to the PBGC), exists or has been incurred with respect to any Seller Plans subject to Title IV of ERISA which would or would be reasonably likely to have a Material Adverse Effect.

               (f) The actuarial present value of all accrued benefits, determined in accordance with actuarial assumptions and methods set forth in the most recently completed actuarial valuation report, under each of the Seller Plans which is a defined benefit plan within the meaning of Section 3(35) of ERISA and which is subject to Subtitles C and D of Title IV of ERISA (each such plan being hereinafter referred to as a "Title IV Plan") and maintained or contributed to by the Sellers, as from time to time in effect, did not, as of the date of the most recently completed annual actuarial valuation for each such plan, exceed the fair market value of the assets of each of such Seller Plans as of such date.

               (g) There have not been any "reportable events," as that term is defined in Section 4043 of ERISA, with respect to any Title IV Plan required to be reported to the PBGC since January 31, 1993.

               (h) None of the Seller Plans subject to Part 3 of Subtitle B of Title I or to Title II of ERISA nor any trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or
Section 412 of the Code (whether or not waived), since January 31, 1993, and full payment has been made of all contributions required to be made under the terms of each of the Seller Plans.

               (i) With respect to the Strawbridge & Clothier Retiree Health Plan described in Note 5 to the Seller Financial Statements for the fiscal year ended January 28, 1995, which is a program within the Strawbridge & Clothier Medical Plan (such program, herein called the "Retiree Health Plan"), the Seller has furnished or made available to the Buyer complete and correct copies of all Seller Plans which relate to the Retiree Health Plan, copies of all communications or benefit summaries describing the Retiree Health Plan and the actuarial valuation reports and reports on Form 5500, if any, for the most recent three years for each of the Seller Plans that relate to the Retiree Health Plan.

               (j) With respect to the Seller's Deferred Compensation Plan for Key Executives, described in Note 5 to the Seller Financial Statements for the fiscal year ended January 28, 1995 ("Seller SERP"), the Seller has furnished or made available to the Buyer complete and correct copies of the Seller SERP documents, including trust agreements and insurance policies, if any, and actuarial or other valuation reports prepared for the Seller SERP for the most recent three years. The Sellers have not done and shall not do anything that increases the present value of benefits accrued under the Seller SERP over the present value of such benefits accrued as of January 1, 1996.

          Section 4.16 Employment and Severance Agreements. Except as set forth on Schedule 4.16, there are no employment, severance or termination agreements to which the Sellers or the Department Store Division is a party and which are Other Department Store Contracts.

          Section 4.17 Accounts Receivable. The Accounts Receivable are genuine and represent the valid and binding obligation of the obligor thereon, enforceable in accordance with their terms, subject to any bankruptcy, insolvency and similar laws affecting creditors' rights generally, and will be subject to no Lien at the Effective Time.

          Section 4.18 Assets Necessary to the Business. Except as set forth in Schedule 4.18, the Department Store Assets constitute all of the assets necessary to operate the Department Stores as traditional department stores.

          Section 4.19 Proxy Statement/Prospectus; Registration Statement. None of the information supplied or to be supplied by the Seller specifically for inclusion or incorporation by reference in (a) the Buyer Registration Statement, (b) the Proxy Statement/Prospectus, and (c) any other document to be filed with the SEC or any Government by the Sellers or the Buyer in connection with the transactions contemplated by this Agreement ("Other Filings") will, at the respective times filed with the SEC or such Government and, in addition, (i) in the case of the Proxy Statement/ Prospectus, at the date it or any amendment or supplement is mailed to shareholders, at the time of the meeting of shareholders of the Seller to be held in connection with the Reorganization and at the Effective Time, and (ii) in the case of the Buyer Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Seller with respect to statements made therein based on information supplied by the Buyer specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

          Section 4.20 Brokers and Finders. Except for Peter J. Solomon Company Limited and Lehman Brothers, whose fees the Seller shall be solely responsible for, no financial adviser, broker, agent or finder has been retained by the Sellers in connection with this Agreement or any transaction contemplated hereby and, except for Peter J. Solomon Company Limited and Lehman Brothers, no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from the Sellers on account of this Agreement or any transaction contemplated hereby.

          Section 4.21 Pennsylvania Business Corporation Law. The Pennsylvania Business Corporation Law anti-takeover provisions are inapplicable to this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.

          Section 4.22 Voting Requirement. The affirmative vote of a majority of votes entitled to be cast by the holders of the Seller Series A Common Stock and the Seller Series B Common Stock, voting separately as a series and together, at a meeting of holders of outstanding shares of Seller Common Stock at which there is a quorum, in favor of this Agreement and the transactions contemplated hereby are the only votes of the holders of any class or series of the Seller's capital stock necessary to approve this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby under any applicable law, rule or regulation or pursuant to the requirements of the Seller's Articles and Bylaws.

          Section 4.23 Labor Matters. There is no unfair labor practice complaint against the Sellers pending before the National Labor Relations Board or any other Government performing similar functions. There is no proceeding with respect to the Sellers actually pending before the National Labor Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Sellers, threatened against or involving the Sellers. There is no pending representation question respecting the employees of the Sellers. No labor grievance has been filed with the Sellers which has had or may have a Material Adverse Effect on the Sellers, and no arbitration proceeding under any collective bargaining agreement, which has had or may have such an effect, is pending or, to the Sellers' knowledge, threatened. No collective bargaining agreement is currently being negotiated by the Sellers.
Schedule 7.2 sets forth a complete and accurate list of all collective bargaining agreements affecting any employees of the Department Store Division.

          Section 4.24 Insurance. Schedule 4.24 contains an accurate and complete description of all policies of liability, fire, workers' compensation and other forms of insurance owned or held by the Sellers and covering the Department Store Division or any of the Seller Plans. All such policies are valid and enforceable and in full force and effect, are underwritten by unaffiliated financially sound and reputable insurers, are sufficient for all applicable requirements of law and provide insurance, including, without limitation, fire, general liability and product liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to protect the Department Store Assets.

          Section 4.25 Environmental. Schedule 4.25 contains an accurate and complete description of all environmental reports known to the Sellers that affect any of the Department Store Assets, and the Sellers have delivered a complete copy of each such report to the Buyer. Except as set forth in
Schedule 4.25 or in the reports listed therein, the Sellers have no knowledge of the presence or release of any toxic substance or hazardous material or of any other environmental condition or contamination in or from the Department Store Assets.

          Section 4.26 Disclosure. No representation or warranty by the Sellers in this Agreement and no statement contained in any document (including, without limitation, financial statements, disclosure schedules and the confidential selling memorandum), certificate or other writing furnished or to be furnished by the Sellers pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading, it being understood that as used in this Section "material" means material to the Department Store Division taken as a whole.

                                  ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents and warrants to the Seller as follows:

          Section 5.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership, operation or leasing of property or assets or the conduct of its business requires it to be so qualified, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Buyer has all necessary Government authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Articles of Incorporation and Bylaws of the Buyer as currently in effect have been provided to the Seller.

          Section 5.2 Capitalization. The authorized capital stock of the Buyer consists of 51,323 shares of Preferred Stock, no par value, of which 11,974 were issued and outstanding as of February 3, 1996, 73,273 shares of $1.80 Preference Stock, no par value, of which 26,653 were issued and outstanding as of February 3, 1996, 9,878 shares of 3-3/4% Cumulative Preference Stock, par value $100.00 per share, of which no shares were issued and outstanding as of February 3, 1996, 25,000,000 shares of Preference Stock, including ESOP Preference Shares, par value $0.50 per share, of which 722,126 were issued and outstanding as of February 3, 1996, and 700,000,000 shares of May Common Stock, of which 248,871,118 were issued and outstanding and 64,765,878 were held in treasury by the Buyer as of February 3, 1996. There are no outstanding obligations, options or rights to acquire shares of May Common Stock or any outstanding securities or other instruments convertible into shares of May Common Stock, other than pursuant to this Agreement, as disclosed in the Buyer Filings or the Buyer Financial Statements or employee stock options.

          Section 5.3 Subsidiaries Stock; Significant Subsidiaries.

               (a) Except as set forth in the Buyer Financial Statements or the Buyer Filings or in Schedule 5.3, the Buyer owns, directly or indirectly, all of the outstanding shares of capital stock of its Subsidiaries free and clear of any Lien and has made no material investment in, or material advance to, any company, partnership, joint venture or other business association or entity, other than Buyer's Subsidiaries. There are no outstanding options, warrants or other rights to acquire, nor any outstanding securities convertible into, capital stock of any class of any Subsidiaries of the Buyer. There are no voting trusts or other agreements or understandings to which the Buyer or any Buyer's Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Buyer or any Buyer's Subsidiaries. All of the outstanding shares of capital stock of the Buyer's Subsidiaries owned directly or indirectly by the Buyer have been validly issued and are fully paid, non-assessable and free of preemptive rights.

               (b) Each Significant Subsidiary of the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has corporate power and all necessary Government authorizations to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, except any such authorizations the failure to obtain which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and by the Escrow Agreement, and is duly qualified to do business and is in good standing in each jurisdiction where its ownership, operation, or leasing of property or the conduct of its business requires such qualification, except in such jurisdictions, if any, where the failure to be so qualified or in good standing would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          Section 5.4 Due Authorization. The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of the Buyer and this Agreement has been duly executed, and at the First Closing the Escrow Agreement will be executed, by a duly authorized officer of the Buyer and this Agreement constitutes and, upon execution the Escrow Agreement will constitute, a valid and binding agreement of the Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or law).

          Section 5.5 Consents and Approvals; No Violation.  Subject to
(a) the expiration or earlier termination of all waiting periods under the HSR Act, (b) compliance with all applicable requirements of the Securities Act and the Exchange Act, and (c) the approval for listing, subject to official notice of issuance, of the Stock Consideration on the NYSE, the execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the Buyer's Restated Articles of Incorporation or By-laws, (ii) except as set forth in Schedule 5.5, violate or conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents either have been obtained by the Buyer or the obtaining of which has been waived by the Seller, or (iii) violate any order, writ, injunction, decree, arbitration award, statute, rule or regulation applicable to the Buyer, any of its Subsidiaries or any of their respective properties or assets (other than any applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          Section 5.6  Financial Statements; SEC Filings.

               (a) True and complete copies of the Buyer Financial Statements have been made available by the Buyer to the Seller. The Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except as noted in the Buyer Financial Statements, and present fairly the consolidated financial position of the Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and changes in financial position of the Buyer and its Subsidiaries for the periods respectively then ended subject, in the case of unaudited interim statements, to normal year-end adjustments. The Buyer Financial Statements referred to in this Agreement shall be deemed to include any notes and schedules to such financial statements.

               (b) Since January 1, 1993, each of the Buyer and any of its Subsidiaries that is required to make filings under the Securities Act or the Exchange Act has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the Securities Act and the Exchange Act, all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The Buyer has heretofore made available to the Seller a true and complete copy of each registration statement, final prospectus and definitive proxy statement filed by the Buyer or any of its Subsidiaries with the SEC since January 1, 1993, and each report filed by the Buyer or its Subsidiaries with the SEC since January 1, 1993; none of the Buyer Filings as of the respective dates on which they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact necessary to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 5.7 Absence of Changes.  Except as disclosed in
Schedule 5.7, the Buyer Filings or the Buyer Financial Statements, and except as contemplated by this Agreement, since January 28, 1995, the Buyer and its Subsidiaries have conducted their respective businesses in the ordinary course and there has not been:

               (a) any Material Adverse Effect or any event which is reasonably likely to result in a Material Adverse Effect;

               (b) any change by the Buyer in the accounting methods, principles or practices, other than changes required by generally accepted accounting principles;

               (c) any material amendment or termination by the Buyer or its Subsidiaries of any contract, agreement or license which is material to the Buyer and its Subsidiaries taken as a whole;

               (d) any entering into by the Buyer or its Subsidiaries of any contract, agreement or license which is material to the Buyer and its Subsidiaries taken as a whole;

               (e) any indebtedness incurred by the Buyer or its Subsidiaries in respect of borrowed money or any commitment in respect of borrowed money entered into by the Buyer or its Subsidiaries other than in the ordinary course of business; or

               (f) any revaluation by the Buyer of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

          Section 5.8 Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Buyer or its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, that are material to the Buyer and its Subsidiaries taken as a whole, other than (a) liabilities or obligations which are disclosed, accrued or reserved against in the Buyer Financial Statements,
(b) liabilities and obligations disclosed in the Buyer Filings or on any of the Schedules to this Agreement, (c) liabilities incurred on behalf of the Buyer in connection with this Agreement, and (d) liabilities incurred in the ordinary course of business since October 28, 1995, none of which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

          Section 5.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Buyer, threatened against the Buyer or its Subsidiaries before any domestic or foreign court or governmental or regulatory authority or body which, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect. Neither the Buyer nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had or could be reasonably expected to have a Material Adverse Effect.

          Section 5.10 Taxes. The Buyer and its Subsidiaries have duly and timely filed or caused to be filed, or will duly and timely file or cause to be filed, all income Tax Returns and all other material Tax Returns required to be filed at or before the Effective Time, taking into account any extension for time to file granted to or obtained on behalf of the Buyer and its Subsidiaries. All such Tax Returns (including amendments) are, or will be when filed, complete and accurate in all material respects. The Buyer and its Subsidiaries have paid (or there has been paid on their behalf), or have established, or, with respect to Taxes which are or will be due but not yet payable as of the Effective Time, will establish, reserves which are adequate for the payment of, all Taxes for all taxable periods (or portions thereof) ending on or before the Effective Time. Neither the Buyer nor any of its Subsidiaries is delinquent in the payment of any Tax. No material deficiencies for any Tax have been proposed, asserted or assessed (tentatively or definitely), in each case by any taxing authority, against the Buyer or any of its Subsidiaries. Except as set forth on Schedule 5.10, as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such federal Tax. The federal income Tax Returns of the Buyer and each of its Subsidiaries that has been a member of the affiliated group of corporations of which the Buyer is the common parent for all periods during its existence have been audited by the Internal Revenue Service through the taxable year ending February 2, 1991 and the federal income Tax Returns of each of its Subsidiaries that has not been a member of the affiliated group of corporations of

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which the Buyer is the common parent for all periods during its existence have been audited through the taxable year ending February 2, 1991.

          Section 5.11  Employee Benefit Plans.

               (a) Schedule 5.11 contains a written list of every Employee Pension Benefit Plan which is "qualified" under Section 401(a) of the Code and which covers current employees of the Buyer. The Buyer has furnished or made available to the Seller complete and correct copies of all such plans and the most recent actuarial valuation report for each the such plan that is a defined benefit plan (within the meaning of Section 3(35) of ERISA). None of the such plans is a Multiemployer Plan.

               (b) Each of the plans referred to in clause (a) above has been administered and operated in compliance with its terms and applicable law in all material respects, including, without limitation, in accordance with the Code and ERISA, except where the failure to be so administered or operated would not have a Material Adverse Effect. The Buyer has received a favorable determination letter from the IRS with respect to each of such plans and, to the best knowledge of the Buyer, the IRS has taken no action to revoke any such letter. No material liability under ERISA or the Code or otherwise has been incurred or, to the best knowledge of the Buyer, is reasonably likely to be incurred by the Buyer, with respect to any of such plans.

               (c) Neither the Buyer nor, to the best knowledge of the Buyer, any of its Subsidiaries has engaged in any transaction in connection with which the Buyer or any of its Subsidiaries, directly or indirectly, would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code other than penalties or taxes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (d) There are no actions, suits, claims or proceedings, pending or, to the best knowledge of the Buyer, threatened (other than routine claims for benefits), which would be reasonably likely to result in any liability to the Buyer or to any of its Subsidiaries with respect to any of the plans referred to in clause (a) above or any trust related thereto which would have or would be reasonably likely to have a Material Adverse Effect.

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               (e) No liability (other than liability for premium payments required by Section 4007 of ERISA, which premiums have been paid when due to the PBGC), exists or has been incurred with respect to any of the plans referred to in clause (a) above subject to Title IV of ERISA which would or would be reasonably likely to have a Material Adverse Effect.

               (f) The actuarial present value of all accrued benefits, determined in accordance with actuarial assumptions and methods set forth in the most recently completed actuarial valuation report, under each of the plans referred to in clause (a) above which is a Title IV Plan and maintained or contributed to by the Buyer and any of its Subsidiaries, as from time to time in effect, did not, as of the date of the most recently completed annual actuarial valuation for each such plan, exceed the value of the assets of each such plan as of such date.

               (g) There have not been any "reportable events", as that term is defined in Section 4043 of ERISA, with respect to any Title IV Plan required to be reported to the PBGC since January 31, 1993.

               (h) None of the plans referred to in clause (a) above subject to Part 3 of Subtitle B of Title I or to Title II of ERISA nor any trusts have incurred any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA or Section 412 of the Code (whether or not waived), since January 31, 1993, and full payment has been made of all contributions required to be made under the terms of each such plan.

          Section 5.12 Proxy Statement/Prospectus; Registration Statement. None of the information supplied by the Buyer specifically for inclusion or incorporation by reference in (a) the Buyer Registration Statement, (b) the Proxy Statement/Prospectus, and (c) the Other Filings will, at the respective times filed with the SEC or such Government and, in addition, (i) in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement is mailed to shareholders, at the time of the meeting of shareholders of the Seller to be held in connection with the Reorganization and at the Effective Time, and (ii) in the case of the Buyer Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Buyer Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, except that no representation is made by the Buyer with respect to statements made therein based on information

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

supplied by the Seller specifically for inclusion or incorporation by reference in the Buyer Registration Statement.

          Section 5.13 Brokers and Finders. Except for Gleacher Natwest & Co., whose fees the Buyer shall be solely responsible for, no financial adviser, broker, agent or finder has been retained by the Buyer in connection with this Agreement or any transaction contemplated hereby and, except for Gleacher, Natwest & Co., no such financial adviser, broker, agent or finder is entitled to any fee or other compensation from the Buyer on account of this Agreement or any transaction contemplated hereby.

          Section 5.14 Ownership of Seller Common Stock. Immediately prior to entering into this Agreement, neither the Buyer nor any of its Subsidiaries owned any shares of Seller Common Stock.

                                 ARTICLE VI

                          COVENANTS OF THE PARTIES

          Section 6.1 Conduct of Business of the Department Store Division. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Seller will and will cause the Department Store Division to conduct its business and operations according to its ordinary and usual course of business.

               (a) Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Effective Time, without the prior written consent of the Buyer, the Seller will not and will not permit any of its Subsidiaries or the Department Store Division to:

                    (i) create, incur or assume any long-term debt (including obligations in respect of leases), or except in the ordinary course of business under existing lines of credit, create, incur, assume, maintain or permit to exist any short-term debt (other than intercompany loans and advances to or from any Department Store Subsidiaries in a net aggregate amount at any one time outstanding not exceeding $100,000), if, in either such case, such long-term or short-term debt would constitute Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries;

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

                    (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, if such assumption, guarantee, endorsement or other liability would constitute Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries; provided, that the Seller, the Department Store Division and the Department Store Subsidiaries may endorse negotiable instruments in the ordinary course of business;

                    (iii) make any loans, advances or capital contributions to, or investments in, any other Person, if the receivable with respect to such loan would constitute Department Store Assets;

                    (iv) without the consent of the Buyer which shall not be unreasonably withheld, increase in any manner the compensation of any of the Department Store Division employees, except such increases and promotions as are granted pursuant to normal periodic performance reviews and related compensation and benefit increases (but not any general across-the-board increases) or normal promotions to fill positions being vacated (provided that the foregoing shall not apply to any non-Affected Employees so long as the same does not in any way affect the obligations or liabilities of the Buyer under this Agreement, particularly Article
     VII); or pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any Affected Employees (as defined in Section 7.5(a)); or commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement with or for the benefit of any Affected Employees, or to amend any of the Seller Plans (including without limitation the Employee Pension Benefit Plan, the Employee Welfare Benefit Plan, the Savings Plan (as defined in Section 7.5(b)), the Retiree Health Plan (as defined in Section 4.15(i)) and the Seller SERP (as defined in Section 4.15 (j))) in which any Affected Employees, participate or are parties;

                    (v) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the

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

     coverage thereunder to lapse if such policy covers the Department Store Assets or any Department Store Division employees, former employee or retired employee, or insures risks, contingencies or liabilities which could result in Assumed Department Store Liabilities or a liability of any Department Store Subsidiaries, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage remaining under those cancelled, terminated or lapsed policies are in full force and effect;

                    (vi) (x) sell, lease or transfer any Department Store Premises, (y) create any Lien on any Department Store Assets; or (z) except in the ordinary course of business sell, transfer or otherwise dispose of or agree to sell, transfer or otherwise dispose of, any other Department Store Assets;

                    (vii) without the consent of the Buyer which shall not be unreasonably withheld, amend any charter document of any of the Department Store Subsidiaries, or sell transfer or divest any interest in any of the Department Store Subsidiaries;

                    (viii) amend, modify, supplement or terminate any Department Store Leases or any Department Store Space Leases or any Other Department Store Contracts with respect to the Department Store Real Property or enter into any new agreement with respect to the Department Store Real Property or the Department Store Leased Real Property (except, with the consent of the Buyer which shall not be unreasonably withheld, the Sellers may execute subordination agreements, estoppel certificates and similar instruments required to be executed pursuant to the terms of the Department Store Leases in respect of the Department Store Leased Real Property; provided, the Seller shall deliver to the Buyer copies of such proposed subordination agreements, estoppel certificates and similar instruments no less than two Business Days before the execution thereof);

                    (ix) waive or release any rights of any material value of or with respect to the business of the Department Store Division;

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                    (x) without the consent of the Buyer which shall not
     be unreasonably withheld, change any accounting methods, principles or practices relating to the Department Store Division, other than changes required by generally accepted accounting principles;

                    (xi) without the consent of the Buyer which shall not be unreasonably withheld, enter into any other agreement, commitments or contracts, except agreement, commitments or contracts made in the ordinary course of business and of the usual size and duration;

                    (xii) without the consent of the Buyer which shall not be unreasonably withheld, permit any right with respect to Department Store Intellectual Property to lapse or be cancelled;

                    (xiii) take any other action which would cause any of the representations and warranties of the Seller set forth in
     Article IV not to be true and correct as of the date of this Agreement and as of the First Closing Date as though made as of such date, except as expressly contemplated by this Agreement;

                    (xiv) open, at any Clover store, new proprietary credit card accounts that would be Accounts Receivable;

                    (xv) permit deferred billing for any purchases on Accounts Receivable;

                    (xvi) without the consent of the Buyer which shall not be unreasonably withheld, modify any terms, policies, practices or procedures relating to the Accounts Receivable; or

                    (xvii) enter into any agreement to do any of the foregoing.

               (b) Without limiting the generality of the preceding obligation of the Seller to cause the Department Store Division to conduct its business and operations according to its ordinary course of business, the Seller shall and shall cause each of its Subsidiaries and the Department Store Division to:

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

                    (i) perform their respective obligations under the Department Store Contracts and the Permitted Encumbrances in accordance with their terms, including the making of all payments when due;

                    (ii) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Department Store Assets and Assumed Department Store Liabilities;

                    (iii) pay in full the cost of all work which is performed in the Department Store Premises promptly after it is completed and in any event prior to the Effective Time;

                    (iv) immediately notify the Buyer if the Seller receives any notices from any lessor, Government, insurance company or other Person of any default or the need for any repairs, alterations or improvements to the Department Store Premises, or that any of the Department Store Premises are or may be in violation of any law, and promptly cure the default or cause compliance at the Seller's cost;

                    (v) immediately notify the Buyer if the Seller receives any notices of or otherwise becomes aware of any condemnation proceeding affecting the Department Store Premises;

                    (vi) obtain the Buyer's approval, which shall not be unreasonably withheld, before (x) renewing, or (y) electing not to renew any Department Store Leases or Department Store Space Leases;

                    (vii) obtain the Buyer's approval, which shall not be unreasonably withheld, before (x) renewing, or (y) electing not to renew any material Department Store Contracts;

                    (viii) maintain all insurance policies and name the Buyer as additional insured/loss payee on all policies that relate to the Department Store Assets;

                    (ix) immediately notify the Buyer of any pending or threatened investigation by or proceeding before the IRS or Department of Labor relating to any Seller Plans which are defined benefit pension plans;

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

                    (x) cancel, as and when reasonably requested by the Buyer, Department Store Purchase Orders slated for delivery after the Effective Time; and

                    (xi) maintain and comply in all material respects with the Seller Plans.

          Section 6.2  Disposition of the Excluded Assets.

               (a) During the period from the date of this Agreement until the Second Closing Date the Seller shall use best efforts to consummate the Disposition.

               (b) The parties intend that the Disposition will not create, give rise to or result in any liability or obligation to the Buyer. In this regard, the Seller will (i) on or prior to the First Closing Date with respect to any Disposition that occurs and is consummated on or prior to the First Closing Date, or on or prior to the Second Closing Date but after the First Closing Date with respect to any Disposition that occurs or is consummated after the First Closing Date but before the Second Closing Date, pay or cause to be paid or satisfy or cause to be satisfied any liabilities or obligations arising from or otherwise attributable to the Disposition that become due on or prior to the First Closing Date or the Second Closing Date, as the case may be and (ii) establish an adequate reserve for any known, actual or contingent liabilities or obligations of the Seller or any of its Subsidiaries arising from or attributable to the Disposition, which reserve shall become part of the Dissolution Escrow and Trust to be established under Section 6.13 of this Agreement.

          Section 6.3  Access and Investigation.

               (a) During the period from the date of this Agreement to the Effective Time the Buyer at its discretion may locate one or more of its representatives at the headquarters of the Department Store Division. During such period the Seller will cause its representatives and those of the Department Store Division to consult as requested by the Buyer on a regular basis with such representatives of the Buyer and to discuss the ongoing operations of the Department Store Division. The Seller will promptly notify the Buyer of any significant change in the normal course of business of the Department Store Division and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) by or of any Government, or the institution or threat of any significant litigation, in each case involving the Department Store Division, and will

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

keep the Buyer fully informed of such events and permit the Buyer's representatives access to all material prepared in connection therewith.

               (b) Between the date of this Agreement and the Effective Time, representatives of the Buyer, including, without limitation, directors, officers, accountants, attorneys and financial advisors, may make such investigation of the business and operations of the Department Store Division, the Department Store Assets and the Assumed Department Store Liabilities, including the confirmation of Department Store Cash, the Department Store Inventory and the Department Store Accounts Receivable, as it deems necessary or advisable, but such investigation shall not affect any representations and warranties of the Sellers hereunder.

               (c) Between the date of this Agreement and the Effective Time, the Seller agrees to permit the representatives of the Buyer to have access during normal business hours, upon reasonable notice, to all Department Store Files and Records and all other books and records of the Sellers, including tax returns and accountants' work papers, which in any way involve or relate to the Department Store Division, the Department Store Assets or the Assumed Department Store Liabilities.

               (d) Until the Effective Time, all information obtained by the Buyer and its representatives pursuant to this Section 6.3 shall be kept confidential in accordance with the terms and conditions of the Confidentiality Agreement, dated November 9, 1995, between the Buyer and Peter
J. Solomon Company Limited, on behalf of the Seller.

          Section 6.4 Proxy Statement/Prospectus; Buyer Registration
Statement.

               (a) Promptly after the execution of this Agreement, the Buyer and the Seller shall cooperate with each other and use all reasonable efforts to prepare and, as soon as is reasonably practicable, file with the SEC the Proxy Statement/Prospectus, together with appropriate forms of proxy, with respect to the shareholder meeting of the Seller referred to in Section 6.5, and the Buyer shall file the Buyer Registration Statement under the Securities Act for the purpose of registering the Stock Consideration issuable pursuant to Articles II and III hereof, which shall contain the Proxy Statement/Prospectus. The parties shall use all reasonable efforts to have the Buyer Registration Statement declared effective under the Securities Act, the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement/Prospectus has been so cleared and the Buyer Registration Statement declared effective, shall mail the Proxy Statement/Prospectus that is a part of the

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

Buyer Registration Statement to the shareholders of the Seller as of the record date for the shareholder meeting referred to in Section 6.5.
The Buyer and the Seller shall also take such actions as reasonably may be required to be taken under applicable "blue sky" laws in connection with the issuance of the Stock Consideration. The Buyer and the Seller each agree to correct any information provided by it for use in the Buyer Registration Statement or the Proxy Statement/Prospectus which shall have become false or misleading in any material respect and shall take all steps necessary to cause the Buyer Registration Statement and the Proxy Statement/Prospectus as so corrected to be filed with the SEC to be disseminated to the shareholders of the Seller Common Stock as and to the extent required by applicable law.

               (b) Each of the parties hereto shall notify the other party hereto promptly of the receipt by it of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement/Prospectus or the Buyer Registration Statement and will supply the other party hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other Government official, on the other hand, with respect to the Proxy Statement/Prospectus or the Buyer Registration Statement. The Buyer and the Seller each shall use all reasonable efforts to respond promptly to any comments made by the SEC or any other Government official with respect to the Proxy Statement/Prospectus or the Buyer Registration Statement.

               (c) Prior to the Effective Time, the Seller shall cause to be delivered to the Buyer a letter identifying all persons who may be deemed to have been at the time of the record date for the shareholder meeting referred to in Section 6.5, "affiliates" of the Seller for purposes of Rule 145 under the Securities Act. The Seller shall provide the Buyer with such information and documents as the Buyer shall reasonably request for purposes of reviewing such letter. The Seller will use its reasonable best efforts to obtain from each Person who is identified in such letter as an affiliate of the Seller after the date of this Agreement and prior to the Effective Time a written agreement, in a form reasonably satisfactory to the Buyer, that such affiliate will not sell, offer to sell or otherwise dispose of any of the May Common Stock received by such affiliate in the Reorganization otherwise than within the limits and in accordance with the provisions of Rule 145, as amended from time to time, or except in a transaction that, in the opinion of legal counsel reasonably satisfactory to the Buyer, is exempt from registration under the Securities Act; provided that in no event will such affiliate sell, offer to sell or otherwise dispose of any shares of May Common Stock prior to the publication of financial results covering at least 30 days of post-Effective Time of the Buyer's use of the Department Store Assets as required by SEC Accounting Series Release No. 135. The Buyer Registration Statement will

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

include such information as may be requested by the Seller to permit resales of the May Common Stock received by a Person who may be deemed to be an underwriter of May Common Stock pursuant to Rule 145, and the effectiveness of the Buyer Registration Statement under the Securities Act and applicable "blue sky" laws shall be maintained for as long as is possible after the Effective Time without being required to file a post-effective amendment containing updated financial statements. Each of the Buyer and such affiliates will provide customary indemnification to one another with respect to the foregoing.

          Section 6.5 Shareholder Meeting. The Seller shall take all action necessary in accordance with applicable law and its Articles and Bylaws to convene a meeting of its shareholders as promptly as possible for the purpose of obtaining shareholder approval of the Reorganization. The Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of the Seller that the shareholders of the Seller vote to approve the Reorganization, and the Seller shall use its reasonable best efforts to solicit from shareholders of the Seller proxies in favor of such approval.

          Section 6.6 Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to the terms hereof, except as otherwise contemplated by this Agreement, the Seller will not (and will not permit any of its Subsidiaries to and will use its reasonable best efforts to cause its officers, directors and employees and any investment banker, attorney, accountant or other agent retained by it or any of its Subsidiaries not to) initiate or solicit, directly or indirectly, any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of the Seller or any of its Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition Proposal"), or initiate, directly or indirectly, any contact with any Person in an effort to or with a view towards soliciting any Acquisition Proposal except as expressly provided in
Section 6.2 hereof in respect of the Disposition. In the event the Seller or any of its Subsidiaries shall receive an Acquisition Proposal, the Seller shall immediately inform the Buyer as to any such Acquisition Proposal and the details thereof and shall deliver to the Buyer a copy of any letter, proposal or other document in which an Acquisition Proposal is expressed.

          Section 6.7 Consents. The Buyer and the Seller shall use their respective reasonable best efforts to obtain all consents and approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement or the Escrow Agreement.

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

          Section 6.8 Filings. The Buyer and the Seller shall, as promptly as practicable, make any required filings and any other required submissions under any law, statute, order, rule or regulation with respect to the transactions contemplated by this Agreement or the Escrow Agreement and shall cooperate with each other with respect to the foregoing.

          Section 6.9 Best Efforts; Further Assurances.

               (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including, without limitation, the Pennsylvania Business Corporation Law, or to remove any judgments, injunctions, orders, decrees or other impediments or delays, legal or otherwise, to consummate the transactions contemplated by this Agreement and the Escrow Agreement.

               (b) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Escrow Agreement, the proper officers and directors of the parties hereto shall take, or cause to be taken, all such necessary action.

               (c) Neither the Seller nor the Buyer shall knowingly take any action that, or knowingly fail to take any action the failure of which, would reasonably likely jeopardize the Reorganization contemplated herein to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.10 Publicity. The initial press release(s) with respect to the execution of this Agreement shall be acceptable to the Buyer and the Seller. Thereafter, so long as this Agreement is in effect, neither the Buyer or the Seller nor any Subsidiaries of either shall issue or cause the publication of any press release or other announcement with respect to this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange.

          Section 6.11 Collective Bargaining Agreements. Nothing contained in this Agreement shall require the Buyer to assume, adopt or otherwise be bound by the terms of any collective bargaining agreement to which the Seller or any of its Subsidiaries has been, is now or shall become, a party, and the Buyer expressly

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

disclaims any intent or obligation to assume, adopt or otherwise be bound by the terms of any such collective bargaining agreement.

          Section 6.12 NYSE Listing. To the extent necessary under applicable rules and regulations of the NYSE, the Buyer shall use all reasonable efforts to prepare and submit to the NYSE a listing application covering the Stock Consideration and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, upon official notice of issuance.

          Section 6.13 Dissolution; Dissolution Escrow and Trust.

               (a) Within 12 months after the First Closing Date, the Seller will effect the Dissolution pursuant to which the Seller will distribute in complete liquidation the shares of May Common Stock received as the Stock Consideration (other than those shares subject to the Dissolution Escrow and Trust described below) and all other assets that were retained by the Seller and not transferred to the Buyer pursuant to this Agreement (other than those assets subject to the Dissolution Escrow and Trust described below) to the holders of the Seller Common Stock.

               (b) The Seller will, prior to the Dissolution (i) cause to be paid or satisfied all of the Seller's and its Subsidiaries' liabilities that become due on or prior to the date of Dissolution, and (ii) establish an escrow and trust (the "Dissolution Escrow and Trust") the terms of which will qualify it as a liquidating trust for U.S. federal income tax purposes containing cash (or, to the extent, the Seller's available cash shall be insufficient, shares of May Common Stock received as Stock Consideration) and, to the extent determined by the Seller, other assets in an amount (the "Dissolution Escrow Amount") reasonably believed by the board of directors of the Seller to satisfy the requirements of the Pennsylvania Business Corporation Law and be sufficient to pay or adequately provide for all known, actual or contingent liabilities or obligations of the Seller or any of its Subsidiaries, or arising out of the transactions contemplated by this Agreement and the Escrow Agreement that may be asserted against the Seller or any of its Subsidiaries by the Buyer or any of its Subsidiaries, following the Effective Time or the Trustee under the Dissolution Escrow and Trust. In addition to the Dissolution Escrow Amount, the Seller shall transfer to the Dissolution Escrow and Trust any Excluded Assets that the Seller is unable to sell, dispose of or otherwise liquidate on or prior to the date the Seller commences its Dissolution; such transfer shall be for the primary purpose of liquidating the Excluded Assets. The Seller shall prepare, in good faith, a written preliminary estimate of the Dissolution Escrow Amount and shall deliver a copy thereof to the Buyer at least 45 days prior to the date of Dissolution for the Buyer's

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information.  Written notice of the determination of the Dissolution
Escrow Amount by the Seller's board of directors and the terms thereof, including copies of the minutes of any meeting or any consents related thereto, shall be delivered to the Buyer for the Buyer's information at least 10 Business Days prior to the date of Dissolution.

               (c) The Dissolution Escrow and Trust shall be established with an independent third party escrow agent reasonably acceptable to the Buyer pursuant to an escrow and trust agreement in form prepared by the Sellers' counsel and delivered to the Buyer within 30 days from the date hereof for the Buyer's reasonable approval.

          Section 6.14 Sales and Transfer Taxes. All sales and transfer Taxes and fees, including without limitation, any real estate transfer (subject to the next sentence) or gains Taxes, patent and trademark transfer Taxes and recording fees, incurred in connection with the transactions contemplated by this Agreement will be borne by the Seller, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such sales, transfer and recording Taxes and fees, and, if required by law, the Buyer will join in the execution of any such Tax Returns or other documentation. The Buyer shall be responsible for the lesser of (a) one-half or (b) $1,700,000 of the total real estate transfer taxes arising in connection with the transfer of the Department Store Assets. The Sellers shall provide the Buyer with copies of any Tax returns or other documentation relating to such real estate transfer Taxes at least 20 business days prior to the due date thereof, accompanied by a statement setting forth the calculation of the Buyer's share of any Taxes shown due and owing on such Tax returns, which share shall be calculated in accordance with the immediately preceding sentence (the "Buyer's Transfer Taxes"). The Buyer shall have the right to review such Tax returns prior to their filing. If the Buyer disputes the amount of the Buyer's Transfer Taxes, the Buyer and the Sellers shall consult and resolve in good faith the amount due and owing by the Buyer. Upon agreement, the Buyer shall issue a check or checks payable directly to the relevant Taxing authorities in an amount or amounts equal in the aggregate to the Buyer's Transfer Taxes and shall deliver such check(s) to the Sellers not later than three business days before the due date of the relevant Tax returns. The Sellers shall include such check(s) in the filing of any such Tax return to which such check(s) relate(s).

          Section 6.15 Use of Name. The Buyer will use a trade name consisting of or containing the word "Strawbridge" to identify its traditional department store operations (including those currently operating under the trade name Hecht's) in the Philadelphia area continually following the Effective Time unless the

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Buyer's traditional department store operations in the United States are operated under less than three trade names.

          Section 6.16 Temporary Use of Corporate Offices. For a period of 12 months after the Effective Time, the Buyer shall grant to the Seller a license to continue to use the ninth and tenth floors and portions of the eighth (for Accounts Payable), eleventh (for Human Resources) and lower level (for Mail
Room) floors of the Main Store at 801 Market Street for, and limited to, corporate offices of the Seller for the sole purpose of winding up the Seller's business to effectuate the Dissolution. The Seller shall pay a pro rata share of real and personal property taxes and property and general liability insurance incurred by the Buyer for such Main Store. The Seller may cause an early termination of the license or portions thereof by giving 30 days' notice thereof to the Buyer. All costs directly relating to the use of the space by the Seller, including without limitation utilities, telecommunications, security, supplies and janitorial services during the term of the license shall be borne by the Seller. The Buyer reserves the right to relocate, at its cost, such space within or without the building. During the term of the license, the Buyer shall also permit the Seller to use, on a non-exclusive basis, all telecommunication equipment, furniture and furnishings located in such space that are Department Store Equipment, Machinery and Fixtures, without any additional cost or fee. The Seller agrees to use the space in a good and orderly fashion, to abide by rules, regulations and security measures reasonably established by the Buyer for access to and use of such space, and to return the same and the Department Store Equipment, Machinery and Fixtures contained therein, in the same condition as at the Effective Time, ordinary wear and tear and damage caused by casualty excepted. The Buyer shall have reasonable access to and through the space occupied by the Seller for maintenance and other operational purposes related to the Main Store. The Seller shall indemnify, defend and hold harmless the Buyer and its officers, directors, employees, agents and contractors from and against any and all claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), for uninsured physical damage to such space or death or bodily injury suffered or incurred by the Buyer or any other Person and arising out of or in connection with the use of such space, or caused by the Seller, its employees or agents during the term of the license.

          Section 6.17 Temporary Continuation of R.D.I. Contract. For the period between the Effective Time and January 15, 1997, the Seller shall maintain the Seller's contract, dated October 26, 1981, as supplemented June 5, 1995, with Retail Distributors, Inc. (the "RDI Contract") so that Retail Distributors, Inc. shall provide to the Buyer with respect to the Buyer's merchandise the same receiving, marking,

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warehousing, packing, distribution and other services as it presently provides to the Seller under the RDI Contract. The Buyer may cause an early termination of this services agreement by giving 30 days' notice thereof to the Seller. The Buyer shall pay a pro rata share of real and personal property taxes and property and general liability insurance incurred by the Seller for such distribution center. In addition, all fees and expenses, not otherwise included above, payable by the Seller to Retail Distributors, Inc. under the RDI Contract for services provided to the Buyer at the distribution center, after deducting all rents payable to the Seller by Retail Distributors, Inc. under the RDI Contract, during the term of this services agreement between the Seller and the Buyer shall be borne by the Buyer; provided, however, that in no event shall the Buyer be responsible for or charged with any fees, expenses or other costs or liabilities for or associated with termination of the RDI Contract, reduction in the level or type of requested services, transfer of work, discontinuance of business, severance, ERISA, WARN, trade union claims, or other similar or dissimilar claims or obligations under the RDI Contract.

          Section 6.18 Island Avenue Condemnation. The Sellers shall take all actions necessary to (a) enable the Sellers to carry out the provisions of
Section 6.17, and (b) satisfy the conditions set forth in Schedule 4.10(c), including all environmental remediation, so that the Buyer shall receive from the City of Philadelphia the sum set forth in Section 4.10(c) on or before the date set forth in Section 4.10(c).

          Section 6.19 Department Store Space Leases. The Sellers shall cause, prior to the First Closing Date, all of the Department Stores Space Leases noted as required to be terminated on Schedule 1.39 to be terminated so that the occupants thereunder shall have vacated the Department Store Premises prior to the Effective Time and removed all personal property owned by such parties without damaging the Department Store Premises. All liability which may arise in connection with the existence or termination of the such Department Store Space Leases shall be borne solely by the Sellers.

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                                 ARTICLE VII

                        EMPLOYEES AND EMPLOYEE PLANS

          Section 7.1 Offer of Employment.

               (a) The Buyer shall offer to hire, effective as of the Effective Time, in a comparable position at locations reasonably determined by the Buyer, Seller's full-time regular and part-time regular sales and sales support associates and their supervisory personnel in the Department Stores and the Seller's associates in the Service Building and the Eighth & Filbert Parking Garage described on Schedule 1.24 (but excluding all corporate and regional employees of the Seller), provided that such employees are not on leave on the day immediately prior to the First Closing Date. The Buyer shall also offer to hire any employees who are on approved leave of absence who would otherwise be within the class of employees to whom offers have to be made, but for their leave status, whose reemployment rights are guaranteed by law. The Buyer may also offer to hire such other of the Seller's employees as the Buyer notifies Seller that it intends to make offers of employment to, but such offer will not necessarily be in a comparable position. The employees who are offered employment pursuant to this Section 7.1(a) are referred to as the "Employment Offerees." The employees who accept such offers of employment by the Effective Time pursuant to this Section 7.1(a) shall become employees of the Buyer as of the Effective Time or, if on leave, as of the date of resumption of employment, and are referred to as the "Transferring Employees." Except for the Employment Offerees offered employment pursuant to the first and second sentences of this Section 7.1(a), the Buyer shall have no obligations or liabilities to make offers to or otherwise hire any employees of the Seller. The Seller will have sole responsibility for any obligations or liabilities to all of the Sellers' employees at all locations under WARN, except only that the Buyer will have sole responsibility for any obligations and liabilities to the Transferring Employees under WARN to the extent that WARN thresholds are exceeded as a result of actions taken by the Buyer after the Effective Time.

               (b) Except as otherwise provided in this Article VII, the employment of the Transferring Employees shall be upon such terms and conditions as the Buyer, in its sole discretion, shall determine. From and after the Date of this Agreement, upon the Buyer's request, the Seller shall provide the Buyer reasonable access to and copies of all data (including computer data) regarding the dates of hire, hours, compensation and job description of the Employment Offerees and such other

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employment records covering employees of the Department Store Division as the Buyer may reasonably request.

               (c) Transferring Employees shall receive credit for all periods of employment with the Seller from the most recent date of hire by the Seller prior to the Effective Time under each Buyer's Employee Benefit Plan for purposes of eligibility and vesting.

          Section 7.2 Collective Bargaining Agreements. All collective bargaining agreements that apply to any employees, former employees or retired employees in the Department Store Division are listed on Schedule 7.2. The Buyer shall not assume and shall have no responsibility in any way relating to any collective bargaining agreements, including, without limitation, those listed on Schedule 7.2.

          Section 7.3 Severance Plans. The Buyer shall not adopt and shall have no responsibility in any way relating to any severance, salary continuation or termination pay plans of the Seller for the benefit of any employees of the Seller; provided, however, the Buyer shall recognize, for severance purposes, all service with the Seller that the Buyer recognizes under each Buyer's Employee Benefit Plan for purposes of eligibility and vesting pursuant to Section 7.1(c).

          Section 7.4  Employee Benefit Plans.

               (a) With respect to each employee, former employee and retired employee (and their dependents), the Seller will retain responsibility for (i) except as otherwise provided in Section 7.7, any and all obligations, whenever incurred, under any Seller's Employee Welfare Benefit Plan, and (ii) any and all claims whenever incurred, whether or not reported, for all worker's compensation, unemployment compensation and other government mandated benefits (collectively referred to herein as "Welfare Type Plans"). Except as otherwise provided in Section 7.7, the Buyer does not assume any obligations under any Seller's Employee Welfare Benefit Plan or Welfare Type Plans, and neither the Buyer nor any Buyer's Employee Welfare Benefit Plan, programs, practices or arrangements will have any liability for any claim for benefits under any Seller's Employee Welfare Benefit Plan or Welfare Type Plans, including, without limitation, retiree benefit plans, whenever incurred, of any employee, former employee or retired employee of the Seller. The Seller shall take no actions on or after the date hereof that will increase benefits under the Seller's group health plans; provided, however, that such modifications of benefits and premium as have been communicated to employees prior to the date of this Agreement that are scheduled for July 1, 1996, shall not be considered an increase in benefits for

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the purpose hereof.  All liability for accrued but unpaid vacation of all employees, excluding Transferring Employees, shall be the responsibility of the Seller. The accrued but unpaid vacation with respect to Transferring Employees shall be credited to the Buyer at First Closing by including in Other Current Liabilities as identified on Schedule 1.15, an amount equal to the accrued vacation pay liability and related Taxes determined, as of the Effective Time, in accordance with GAAP and such accrued vacation pay shall be paid to Transferring Employees by the Buyer at or prior to termination of employment with the Buyer.

               (b) Effective at the Effective Time, Transferring Employees and their eligible dependents shall be eligible to enroll in such Employee Welfare Benefit Plan as the Buyer shall make available to new employees hired at the Department Stores by the Buyer after the Effective Time and shall otherwise be subject to the terms and conditions of such Plans; provided that Transferring Employees who participated in the Seller's Employee Welfare Benefit Plan which provides medical benefits at the Effective Time shall be eligible to enroll in the Buyer's Employee Welfare Benefit Plan which provides medical benefits without application of (i) any waiting periods, (ii) any evidence of insurability restriction or (iii) any preexisting physical or mental condition restrictions except to the extent and duration that any waiting periods, evidence of insurability restriction or preexisting mental or physical condition restrictions were not satisfied under the Seller's Employee Welfare Benefit Plan as of the Effective Time.

               (c) The Seller shall have sole responsibility for "continuation coverage" obligations under the Seller's group health plans to all of the Seller's employees, and "qualified beneficiaries" of such employees for whom a "qualifying event" occurs with respect to the Seller's group health plans.
The Buyer shall have responsibility only for "continuation coverage" benefits payable under the Buyer's group health plans to all Transferring Employees and "qualified beneficiaries" of Transferring Employees for whom a "qualifying event" occurs with respect to the Buyer's group health plans after the Effective Time. The phrases "continuation coverage," "qualified beneficiaries" and "qualifying event" shall have the meaning ascribed to them in Section 4980B of the Code and Section 601-608 of ERISA.

               (d) Except as specifically provided herein with respect to any Seller's Employee Benefit Plan, the Seller shall be solely liable for making any and all payments as are required by and under such Seller's Employee Benefit Plan to Transferring Employees, other current and former employees of the Seller, and their respective covered dependents pursuant to their terms or pursuant to applicable law, and neither the Buyer nor any Buyer's Employee Benefit Plan, programs, practices or

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arrangements will have any liability with respect to any Seller's Employee
Benefit Plan.

               (e) Except as otherwise provided in Sections 7.5, 7.6 and 7.7, neither the Buyer nor any Buyer's Employee Benefit Plan, programs, practices or arrangements will have any liability for post-retirement or post-termination benefits to any of the Seller's employees, former employees or retired employees, including without limitation the Transferring Employees who are, or become, eligible for retirement at or after the Effective Time.

          Section 7.5  Retirement Savings Plan and Pension Benefit Plan.

               (a) The term "Affected Employees" with respect to a particular Employee Pension Benefit Plan shall mean all Transferring Employees, former employees and retired employees who, as of the Effective Time, were participants (within the meaning given to such term in section 3(7) of ERISA) in the Seller's Employee Pension Benefit Plan.

               (b) The Seller will maintain its current 401(k) retirement savings plan (the "Savings Plan") and Employee Pension Benefit Plan as they apply to all employees on the same terms and conditions from the date hereof until the First Closing.

               (c) Contributions by Affected Employees to the Seller's Savings Plan shall cease at the Effective Time. Contributions made by Affected Employees through the First Closing Date shall be matched by the Seller to the extent permitted by the terms of the Savings Plan and such matching Contribution shall be made as soon as practicable after the First Closing Date. The Seller shall take such action as is necessary, if any, with respect to the Savings Plan to vest each of the Affected Employees to a level of 100% of all of his/her Accounts (as defined in the Savings Plan), whether attributable to individual or Seller contributions, and as permitted under the terms of the Saving Plan to effect distribution to each of the Affected Employees who (i) is a Transferring Employee, (ii) immediately prior to the First Closing Date was a participant in the Savings Plan and (iii) in the case of a participant whose interest in the Savings Plan exceeds $3,500, consents to such distribution, of 100% of any and all of such Affected Employees' Accounts under the Savings Plan, determined as of the date such determination would have been made had such Affected Employees terminated employment on the First Closing Date. Such distribution shall be made as soon after the First Closing Date as practicable and as permitted under

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applicable law (including ERISA and the Code) and in accordance with all other provisions of the Savings Plan.

               (d) As soon as practicable after the Effective Time, the Seller shall cause the trustees for the Seller's Employee Pension Benefit Plan to apportion the assets comprising the Employee Pension Benefit Plan in accordance with the requirements of Section 414(l) of the Code and regulations thereunder such that, effective as of the Effective Time, the amount of assets (consisting of cash or, to the extent agreed by the Buyer and the Seller, marketable securities) equal in value to the present value of the accrued benefits under the Employee Pension Benefit Plan (valued as determined by the Seller's enrolled actuary and verified by the Buyer's actuary, with service for eligibility and benefit accruals determined pursuant to the actuarial method and assumptions shown on Schedule 7.5 and subject to the limitations imposed by Section 414(l) of the Code and regulations thereunder) of the Affected Employees will be transferred, as soon as practicable following filing of the forms required by the IRS, to the trust forming a part of the Buyer's retirement plan (the "May Retirement Plan"). The Buyer will cause the May Retirement Plan to provide with respect to the Affected Employees (i) who are Transferring Employees full credit for all continuous employment and service with the Seller for purposes of eligibility and vesting thereunder as well as full (i.e., 100%) vesting of accrued benefits derived from the Employee Pension Benefit Plan through the Effective Time, (ii) who are retired employees, an accrued benefit equal to the retired employee's accrued benefit under the Employee Pension Benefit Plan, and (iii) who are former employees, an accrued benefit equal to such former employee's accrued benefit under the Employee Pension Benefit Plan. Upon the receipt by the May Retirement Plan of the assets so apportioned and transferred, neither the Seller nor the Employee Pension Benefit Plan shall have any further liability with respect to any Affected Employees. The Seller shall cause the Employee Pension Benefit Plan to be amended, and the Buyer shall cause the May Retirement Plan to be amended, in each case as necessary or appropriate to effect the transfers contemplated by this Section 7.5(d). If, and to the extent that, it is determined that the assets of the Employee Pension Benefit Plan are insufficient to permit the transfer in full of the present value of accrued benefits described in this Section 7.5(d), the Other Current Liabilities as identified in Schedule 1.15 shall be increased for the amount of such insufficiency. In addition, and whether or not there is such a deficiency, there shall be added to the Other Current Liabilities in Schedule 1.15 for the "rule of 70" (as defined in Schedule 7.5) associates the amount determined in accordance with paragraph 8 of Schedule 7.5. The Buyer shall not be responsible for any benefits payable under the Employee Pension Benefit Plan with respect to Employees who are not Affected Employees and no assets relating to such other employees will be transferred to the May Retirement Plan. Prior to the transfer

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of assets described in Section 7.5(d), the Seller shall satisfy the
Buyer that there are no operational or other defects in the Employee Pension Benefit Plan which would lead the IRS to threaten to or act to disqualify the Employee Pension Benefit Plan, or otherwise impose taxes or penalties on the Employee Pension Benefit Plan that would result in a liability to the Buyer or the May Retirement Plan.

               (e) The Buyer shall not assume any obligations with respect to any Multiemployer Plan.

               (f) Affected Employees who are not Transferring Employees shall have the benefits provided for such Affected Employees in Section 7.5(d). Affected Employees who are Transferring Employees shall become members of the May Retirement Plan as of the Effective Time and shall be entitled to enroll in The May Department Stores Company Profit Sharing Plan (the "May Profit Sharing Plan") on the first day of the calendar quarter coincident with or next following the Effective Time. Transferring Employees who at the Effective Time are not participants in the Employee Pension Benefit Plan shall be eligible for membership in the May Retirement Plan and the May Profit Sharing Plan pursuant to the terms and conditions of such latter plans.

          Section 7.6 Supplemental Executive Retirement Plan. The Sellers shall administer and be liable for the payment of benefits under the Seller SERP accrued prior to the Effective Time that are due before the Effective Time. No benefits shall accrue under the Seller SERP after the Effective Time. The Buyer shall assume the administration and the liability for the payment of benefits accrued under the Seller SERP prior to the Effective Time that are due after the Effective Time. Other Current Liabilities in Schedule
1.15 shall be increased by $13,300,000 less the fair market value of the assets held in the trust for the Seller SERP (the "Rabbi Trust") at the Effective Time and which are transferred to the Buyer with the Rabbi Trust at the Effective Time (the "Rabbi Trust Funding Amount"). The Seller shall notify the Buyer at least 20 Business Days prior to the First Closing if the Seller elects to have the Buyer place in the Rabbi Trust the Rabbi Trust Funding Amount, in which event the Buyer will do so at the Effective Time provided that all steps, if any, necessary to make the Buyer the sponsor of the Rabbi Trust have been taken, and Other Current Liabilities in Schedule
1.15 shall be further increased by $2,500,000. At no time shall the Buyer (i) modify the Seller SERP to reduce the benefits of, or the present value of any benefit of, any participant in the Seller SERP, (ii) merge or consolidate the Seller SERP or the Rabbi Trust with any other benefit plan or arrangement,
(iii) terminate the Seller SERP or the Rabbi Trust before the full discharge of the Buyer's liabilities, (iv) add additional

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participants to the Seller SERP or so modify the Rabbi Trust as to increase the class of claimants thereunder, or (v) take any other action the effect of which would be to divert the assets of the Rabbi Trust to any purpose other than the required payment of benefits to or on behalf of the persons who are participants in the Seller SERP at the Effective Time, subject however, to the continuing conventional exposure of such trust to the creditors of the sponsor thereof.

          Section 7.7 Retiree Health Plan. The Sellers shall administer and be liable for the payment of claims for benefits "incurred" under the Retiree Health Plan before the Effective Time. If, at its election, the Seller requests the Buyer to do so by notice given to the Buyer at least 20 business days before the First Closing, the Buyer shall assume the administration and the liability for the payment of claims for benefits "incurred" under the Retiree Health Plan after the Effective Time. If the Seller's election is (a) to not so request the Buyer, the amount of $320,000,000 set forth on Schedule
1.56 shall be reduced by $13,800,000 to $306,200,000, or (b) to so request the Buyer, the Other Current Liabilities in Schedule 1.15 shall be increased by $34,500,000. Claims for benefits will be deemed "incurred" on the date that the services giving rise to the expenses were rendered; provided, however, that, with respect to hospitalization, claims incurred for services or treatments related to the hospitalization (for example, physician visits, radiology and pathology fees and expenses during hospitalization) shall be deemed to be incurred on the date of admission to the hospital.

          Section 7.8 Consulting Contracts. The Sellers have employment contracts with those executives who are listed on a schedule dated April 3, 1996, which the Seller has previously furnished to the Buyer. The Buyer is not assuming such contracts nor any obligations pursuant thereto; provided, however, that if, as of the Effective Time, by notice given to the Buyer at least 20 business days before the First Closing, the Sellers and one or more of such executives terminate such contracts and such executives elect to execute consulting contracts with and to the satisfaction of the Buyer in the form of Schedule 7.8 for the term and the monetary compensation set forth for such executives on that schedule, the Other Current Liabilities in Schedule
1.15 shall be increased by the amounts shown as total compensation on such schedule for such electing executives. To the extent any one or more of such executives do not execute a consulting contract with the Buyer as in this
Section 7.8 provided, the amount of $320,000,000 (as adjusted, if at all, pursuant to Section 7.7) set forth on Schedule 1.56 shall be reduced by 40% of the amounts shown as total compensation on such schedule for such executives who do not execute such consulting contract.

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                                ARTICLE VIII

                                 CONDITIONS

          Section 8.1 Conditions to the Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to effect the transactions contemplated by Articles II and III shall be subject to the fulfillment at or prior to the First Closing Date of each of the following conditions:

               (a) The Reorganization shall have been approved by the shareholders of the Seller by the vote required by the Pennsylvania Business Corporation Law and the Seller's Articles and Bylaws.

               (b) All waiting periods (and any extension thereof) applicable to the consummation of the transactions contemplated by Article II and Article III under the HSR Act shall have expired or been terminated.

               (c) No preliminary or permanent injunction or other order, decree or ruling issued by a Government nor any statute, rule, regulation or executive order promulgated or enacted by a Government shall be in effect which would prevent the consummation of the transactions contemplated by this Agreement or the Escrow Agreement.

               (d) The Registration Statement shall be effective under the Securities Act and no "stop order" shall have been issued with respect to the Registration Statement and no proceeding for such purpose shall have been commenced.

               (e) The May Common Stock constituting the Stock Consideration shall have been approved for listing by the NYSE, subject to official notice of issuance.

               (f) All licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of any Government and parties to any contracts and leases with the Sellers as are necessary in connection with the consummation of the transactions contemplated by this Agreement or the Escrow Agreement shall have been obtained.

               (g) The Seller shall have received the written opinion of Morgan, Lewis & Bockius LLP, substantially in the form of such opinion described

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in the Proxy Statement/Prospectus, to the effect that the transactions contemplated hereby qualify as a tax-free reorganization under
Section 368(a)(1)(C) of the Code.

          Section 8.2 Additional Conditions to the Obligations of the
Seller. The obligation of the Seller to effect the transactions contemplated by Articles II and III is also subject to each of the following conditions:

               (a) The Buyer shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the First Closing Date.

               (b) The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

               (c) The Buyer shall have delivered such certificates as are reasonably requested by the Seller certifying the satisfaction of the foregoing conditions.

          Section 8.3 Additional Conditions to the Obligations of the
Buyer. The obligation of the Buyer to effect the transactions contemplated by Articles II and III is also subject to each of the following conditions:

               (a) The Sellers shall in all material respects have performed each obligation to be performed by them hereunder on or prior to the First Closing Date.

               (b) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the First Closing Date as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

               (c) The Seller shall have delivered such certificates as are reasonably requested by the Buyer certifying the satisfaction of the foregoing conditions.

               (d) The Seller shall have delivered to the Buyer estoppel certificates from all parties to the material Department Stores Contracts that are not

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inconsistent with the Sellers' representations and warranties set forth in this Agreement and that do not disclose any defaults by the Sellers thereunder.

               (e) A title company reasonably acceptable to the Buyer and the Sellers shall have issued to the Buyer commitments for the Department Store Premises reasonably acceptable to the Buyer and consistent with the provisions of this Agreement.

               (f) Prior to the First Closing Date, the Seller shall have taken all steps necessary to consummate the Reorganization other than the filing of the Articles of Dissolution of the Seller with the Department of State of the Commonwealth of Pennsylvania each in a form and by a method acceptable to the Buyer.

                                 ARTICLE IX

                         TERMINATION AND ABANDONMENT

          Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

               (a) by mutual consent of the Seller and the Buyer; or

               (b) by the Buyer, if there has been a material violation or breach by the Sellers of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Buyer impossible and such violation or breach has not been waived by the Buyer; or

               (c) by the Seller, if there has been a material violation or breach by the Buyer of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligation of the Seller impossible and such violation or breach has not been waived by the Seller; or

               (d) by either the Seller or the Buyer, if a Government shall have issued an order, decree or ruling or promulgated or enacted any statute, rule, regulation or executive order, in each case, permanently restraining, enjoining or

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otherwise prohibiting the transactions contemplated by this Agreement;
provided, that any such order, decree or ruling shall have become final and nonappealable; or

               (e) by either the Seller or the Buyer, if at the shareholders meeting of the Seller contemplated by Section 6.5 the Reorganization and any other transactions contemplated hereby that are required to be approved by the shareholders of the Seller shall fail to be approved by such shareholders by the vote required by the Pennsylvania Business Corporation Law and the Seller's Articles; or

               (f) by the Buyer, if the Seller shall have (i) withdrawn, modified or amended in any respect its approval or recommendation of the Reorganization or the other transactions contemplated hereby that are required to be approved by the shareholders of the Seller, (ii) failed to include in the Proxy Statement/Prospectus such recommendation (including the recommendation that the shareholders of the Seller vote in favor of the Reorganization and such other transactions), (iii) taken any public position inconsistent with such recommendation or (iv) if the board of directors of the Seller shall have resolved to do any of the foregoing; or

               (g) by either the Seller or the Buyer, if through no fault of the party electing to terminate, the Effective Time has not occurred on or before September 30, 1996.

          Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties pursuant to Section 9.1 (d), (e) or (g), written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 9.1 (a), (d), (e) or (g), no party hereto shall have any liability or further obligation to the other party to this Agreement pursuant to this Agreement. Nothing contained herein shall affect the Option Agreement.

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                                  ARTICLE X

                                MISCELLANEOUS

          Section 10.1 Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive the Effective Time for a period of more than 12 months.

          Section 10.2 Costs and Expenses. Except as otherwise specifically provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; provided, that a notice of change of address shall be effective only upon receipt thereof:

              If to the Buyer to:

                    The May Department Stores Company
                    611 Olive Street
                    St. Louis, Missouri 63101

                    Attention:   Louis J. Garr, Jr., Esq.
                                 General Counsel
                    Facsimile Number: 314-342-6384

              With a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022

                    Attention:   J. Michael Schell, Esq.
                    Facsimile Number:  212-735-2000

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              If to the Seller to:

                    Strawbridge & Clothier
                    801 Market Street
                    Philadelphia, Pennsylvania 19107

                    Attention:   Francis R. Strawbridge III, Chairman
                    Facsimile Number:  215-629-6833

              With a copy to:

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103-6993

                    Attention:  Donald A. Scott
                    Facsimile Number:  215-963-5299

          Section 10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          Section 10.5 Entire Agreement. This Agreement, the Escrow Agreement, the Confidentiality Agreement, the Option Agreement and the documents contemplated hereby and thereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

          Section 10.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the principles of conflicts of law thereof).

          Section 10.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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          Section 10.9 Assignment.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          Section 10.10 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          Section 10.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Pennsylvania or State of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or State of New York.

          Section 10.12 No Third Party Beneficiary. Except for the Seller, the Buyer and their respective Affiliates and Employee Benefit Plan, no Person is intended to nor shall be a beneficiary of this Agreement or any provision hereof.

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          IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized officers of each of the parties hereto as of the day and year first written above.

                                       THE MAY DEPARTMENT STORES COMPANY

                                       By: __________________________________
                                           Name:
                                           Title:

                                       STRAWBRIDGE & CLOTHIER

                                       By: __________________________________
                                           Name:
                                           Title:

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Exhibit A  Option Agreement
Exhibit B  Escrow Agreement
Exhibit C  Undertaking and Indemnity Agreement

Schedules

     1.3      Extended Age Departments
     1.6      Assumed Long-Term Liabilities Amount
     1.7      Bill of Sale
     1.15     Closing Balance Sheet Net Working Capital Amount
     1.24     Department Store Distribution Centers
     1.26     Department Store Division Balance Sheet
     1.31     Department Store Land
     1.32     Department Store Leases
     1.37     Department Store Real Property
     1.38     Department Stores
     1.39     Department Store Space Leases
     1.50     Additional Excluded Assets
     1.56     First Closing Stock Consideration
     4.1      Jurisdictions Qualifications
     4.3      Department Store Subsidiaries
     4.4      Seller Violations
     4.6      Seller Absence of Change
     4.8      Litigation
     4.9      Tax Matters
     4.10(b)  Permitted Encumbrances
     4.10(c)  Island Avenue Condemnation
     4.12     Other Department Store Contracts
     4.14     Department Store Intellectual Property
     4.15     Seller Employee Benefit Plans
     4.15(b)  Seller Plans Liabilities
     4.16     Employment and Severance Agreements
     4.18     Assets Necessary to the Business
     4.24     Insurance
     4.25     Environmental Disclosures
     5.3      Buyer Subsidiaries Ownership
     5.5      Buyer Violations
     5.7      Buyer Absence of Change
     5.10     Buyer Tax Matters
     5.11     Buyer Employee Pension Benefit Plans
     7.2      Collective Bargaining Agreements
     7.5      Actuarial Method and Assumptions
     7.8      Consulting Contract Form